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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Eversource Energy
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2020 ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholders:

On behalf of the Board of Trustees and employees of Eversource Energy, it is my pleasure to invite you to attend the May 6, 2020 Annual Meeting of Shareholders of Eversource Energy.

2019 was overall the most successful year ever for Eversource. We continued to provide superior electric, gas and water service to our customers, posted excellent returns for our investors, expanded our development of clean energy projects and opportunities, and have become a widely recognized industry leader in sustainability, clean energy and ESG. We also embarked upon a plan to be carbon neutral by 2030, the only U.S. utility that has set such an ambitious goal. System reliability in 2019 was both top industry decile and our best year ever, and once again we produced superior results for our shareholders, exceeding our recurring earnings goal, continuing to grow our common dividend, and producing a total shareholder return of 34.4 percent.

Through our 50/50 partnership, the Eversource/Ørsted joint venture has become America's leading offshore wind developer. We are the leading provider of energy efficiency services in the U.S., and the partnerships we have forged with local organizations and communities continue to provide customer savings and reduce emissions. Our energy storage projects, electric vehicle charging stations and utility-owned solar installations will also contribute to the reduction of fossil fueled energy and its replacement with renewables.

Diversity and Inclusion and recognition of the value of our employees continues to be a focal point. Our D&I Councils and Business Resource Groups are helping us to maintain a corporate culture where all employees feel welcome and are therefore more engaged. Our 2019 employee pulse surveys confirm that. We provide our employees with good pay and benefits, the equipment and resources to enable them to do their work safely and efficiently, and the development resources they deserve. Our employment practices have once again earned us a place in the Bloomberg Gender-Equality Index, as well as the several other awards and recognitions that we highlight in this proxy statement and in our Annual Report.

We continue to work hand in hand with our local communities, providing both monetary contributions and the dedicated help of our employee base. Our several signature community events have continued their successes, and we provided over $18 million in donations and other support and our employees volunteered more than 37,000 hours in 2019. I am proud of our long history of partnering with local and regional community organizations.

We are taking a leadership role in helping to fight climate change so that the people who live in our communities now and those who will come after them will be able to prosper within a reclaimed environment. We will do this as a team of 8,300 employees, all pulling in the same direction to benefit our investors, our customers and our communities.

Before closing, I want to recognize Sanford Cloud, Jr., our Lead Trustee, who will retire from the Board of Trustees effective on the date of our Annual Meeting. Sandy has been a great leader, cohort and friend, whose guidance and support have helped Eversource greatly over the past 20 years and me in particular over the eight years that I have had the benefit of working with him. We are grateful for his exceptional service to the Board and the Company.

On behalf of your Board of Trustees, I thank you for your continued support of Eversource Energy.

Very truly yours, James J. Judge Chairman, President and Chief Executive Officer

March 26, 2020

Notice of Annual Meeting of Shareholders

DATE:	Wednesday, May 6, 2020
TIME:	10:30 a.m.
PLACE:	Sheraton Boston Hotel, 39 Dalton Street, Boston, Massachusetts 02199

Business Items/Agenda

  1.
  Elect the ten nominees named in the proxy statement as Trustees to hold office until the 2021 Annual Meeting.

  2.
  Consider an advisory proposal approving the compensation of our Named Executive Officers.

  3.
  Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020.

  4.
  Consider other matters that may properly come before the meeting.

Adjournments and Postponements

The business items to be considered at the Annual Meeting may be considered at the meeting or following any adjournment or postponement of the meeting.

Voting

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About the Annual Meeting and Voting" beginning on page 68. This Notice of Annual Meeting of Shareholders and our proxy statement are first being made available to shareholders on or about March 26, 2020.

Record Date and Meeting Attendance Information

You are entitled to attend and vote at the Annual Meeting or any adjournment or postponement if you were an Eversource Energy shareholder at the close of business on March 11, 2020 or hold a valid proxy to vote at the Annual Meeting. Please be prepared to present photo identification to be admitted to the meeting. If your shares are not registered in your name but are held in "street name" through a bank, broker or other nominee, and you plan to attend, please bring proof of ownership.

We hope to be able to hold our Annual Meeting in person as noted above. However, we are sensitive to the health and travel concerns our shareholders may have due to COVID-19 and the protocols that federal, state and local governments may impose. We are closely monitoring statements by the World Health Organization and the Centers for Disease Control and Prevention, and it is likely that we will not be able to hold a live meeting. In the event we determine to or it is required that we not hold our Annual Meeting in person, we will provide shareholders with notification of alternative arrangements for the meeting as promptly as practicable. This may include holding the Annual Meeting solely by means of remote communication. Please monitor our Annual Meeting website at www.eversource.com for updated information.

By Order of the Board of Trustees,

Richard J. Morrison Secretary

March 26, 2020

Important Notice Regarding the Availability of Proxy Statement Materials for the Annual Meeting of Shareholders to be held on May 6, 2020. The Proxy Statement for the Annual Meeting of Shareholders to be held on May 6, 2020 and the 2019 Annual Report are available on the Internet at www.envisionreports.com/ES

2020 Proxy Statement    i

ii    2020 Proxy Statement

Information Summary

This summary highlights information contained elsewhere in this proxy statement. This is only a summary, and we encourage you to review the entire proxy statement, as well as our 2019 Annual Report.

A Notice of Internet Availability of Proxy Materials, our 2019 Annual Report, and a form of proxy or voting instruction card are first being made available to shareholders on or about March 26, 2020.

Annual Meeting of Shareholders
Time and Date:	10:30 a.m., Eastern Time, on Wednesday, May 6, 2020
Location:	Sheraton Boston Hotel 39 Dalton Street, Boston, Massachusetts
Record Date:	March 11, 2020

2019 Performance Highlights

We achieved superior financial, operational and ESG performance results in 2019. The following are brief summaries of some of our most important accomplishments. Please also refer to "Summary of 2019 Accomplishments" found on page 31 of this proxy statement.

Financial	Operational	Sustainability/ESG

•

2019 earnings per share equaled $2.81 per share, and non-GAAP earnings per share equaled $3.45, which excludes an impairment charge of $0.64 per share relating to the Northern Pass Transmission Project.

•

Our Board of Trustees increased the annual dividend rate by 5.9 percent for 2019 to $2.14 per share, exceeding the Edison Electric Institute (EEI) Index companies' median dividend growth rate of 5.1 percent.

•

Our Total Shareholder Return in 2019 was 34.4 percent, compared to 25.8 percent for the EEI Index companies.

•

We continue to substantially advance our clean energy financial opportunities through the expansion of our offshore wind energy partnership with Ørsted.

•

Our Standard & Poor's credit rating is A-. There is no other utility in the EEI Index with a higher credit rating.

•

On average, 2019 customer power interruptions were 21.6 months apart, and average service restoration time was 59.2 minutes; this performance was our best ever and ranks us in the top decile of the industry.

•

We met our 2019 established goal in safety performance and exceeded the response to gas service calls goal.

•

We achieved several constructive regulatory outcomes at both the state and federal levels.

•

We continued to advance our transformation of the customer experience with a new mobile application, improved accuracy of restoration time estimates and further increases in customer digital engagement.

•

The energy efficiency, offshore wind, large-scale solar installation, battery storage and electric vehicle infrastructure programs and initiatives we describe in this proxy statement have significantly advanced our long-term strategy of being a clean energy leader.

•

Our 2020 Trustee nominees include eight who have served on the Board for eight or fewer years and four who are women and/or persons of color.

•

We were recognized by a significant number of organizations for our leadership in energy efficiency, workplace diversity, investor relations, corporate governance, sustainability and ESG.

•

We increased the support of our communities through our corporate philanthropy and employee volunteer programs.

2020 Proxy Statement    1

INFORMATION SUMMARY

Corporate Governance Highlights

We maintain effective corporate governance standards:

•
All Trustees are elected annually and by a majority vote of the common shares issued and outstanding.

•
All of the nominees are independent other than the Chief Executive Officer.

•
We adopted a proxy access provision in 2018.

•
Each of our Trustees attended at least 75 percent of the aggregate number of Board and Committee meetings during 2019.

•
We require that Trustees retire at the Annual Meeting following the Trustee's 75th birthday.
•
We conduct annual Board and Committee self-assessments and other Board refreshment actions.

•
We have a Lead Trustee and hold at least three Independent Trustee meetings every year.

•
We have an ongoing, mature shareholder engagement program.

•
Our shareholders have the right to call a special meeting upon the request of the holders of 10 percent of the Company's outstanding shares.

Executive Compensation Highlights

What we DO:

✓
Pay for Performance.

✓
Share ownership and holding guidelines.

✓
Balanced incentive metrics.

✓
Delivery of the majority of incentive compensation opportunity in long-term equity.

✓
Broad financial and personal misconduct clawback policy relating to incentive compensation.

✓
Double-trigger change in control vesting provisions.

✓
Shareholder engagement meetings throughout the year between management and our shareholders that discuss compensation governance.

✓
100 percent of long-term incentive compensation paid in equity.

✓
Independent compensation consultant.

✓
Annual Say-on-Pay vote.

✓
Payout limitations on incentive awards.

✓
Limited executive and Trustee trading window.

What we DON'T do:

✕
No tax gross-ups in any new or materially amended executive compensation agreements.

✕
No hedging, pledging or similar transactions by executives and Trustees.

✕
No liberal share recycling.

✕
No dividends on equity awards before vesting.

✕
No discounts or repricing of options or stock appreciation rights.

✕
No change in control agreements since 2010.

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INFORMATION SUMMARY

Voting Items and Board Recommendations

2020 Business Items

The Board of Trustees of Eversource Energy is asking you to vote on three items:

Item 1 — Election of Trustees

The Board has nominated ten Trustees, nine of whom are independent, for re-election to our Board of Trustees. David H. Long was elected to the Board by the Trustees effective May 1, 2019. Each of the other nominees was elected to the Board by at least 88 percent of the shares voted at the 2019 Annual Meeting. The following table provides summary information about each nominee:

				Board Committees
Trustee	Age	Trustee Since	Independent	Audit	Compensation	Corporate Governance	Executive	Finance

Cotton M. Cleveland	67	1992	Y			M		M
James S. DiStasio	72	2012	Y		M		M	C
Francis A. Doyle	71	2012	Y	C		M	M
Linda Dorcena Forry	46	2018	Y			M		M
James J. Judge	64	2016	N				C
John Y. Kim	59	2018	Y	M	M
Kenneth R. Leibler	71	2006	Y	M				M
David H. Long	59	2019	Y		M	M
William C. Van Faasen	71	2012	Y	M	C		M
Frederica M. Williams	61	2012	Y	M				M

C:
Committee Chair
M:
Committee Member

Board Composition

Of our ten nominees, nine are independent, eight have served on the Board for eight or fewer years and four are women and/or persons of color. Please see the sections marked "Election of Trustees," "Selection of Trustees,"

"Trustee Qualifications, Skills and Experience" and "Evaluation of Board and Board Refreshment" beginning on page 6.

Item 2 — Advisory Vote to Approve the Compensation of our Named Executive Officers

We are asking shareholders to approve the compensation of the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (SEC). As noted in the Summary of 2019 Accomplishments and elsewhere in this proxy statement, we achieved superior financial and operating performance results in 2019, and our total shareholder return continues to consistently outperform the utility industry over both the short and long term. Our Board is committed to executive compensation programs that reflect market-based incentive compensation and that align the interests of our executives with those of our shareholders, and we believe that the compensation paid to our Named Executive Officers in 2019 reflects that alignment between pay and performance. Please see pages 62 - 63.

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INFORMATION SUMMARY

Item 3 — Ratify the Selection of the Independent Registered Public Accounting Firm for 2020

Our Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2020. The Board is seeking shareholder ratification of this selection. Please see pages 64 - 66.

The Board of Trustees recommends that shareholders vote FOR Items 1, 2 and 3.

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Proxy Statement

Annual Meeting of Shareholders
May 6, 2020

Introduction

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Trustees of Eversource Energy for use at the Annual Meeting of Shareholders (the Annual Meeting). We are holding the Annual Meeting on Wednesday, May 6, 2020, at 10:30 a.m., at the Sheraton Boston Hotel, 39 Dalton Street, Boston, Massachusetts 02199.

We have provided our shareholders a Notice of Internet Availability of our proxy materials or paper copy with instructions on how to access our proxy materials online and how to vote. We will continue to provide printed materials to those shareholders who have requested them. If you are a record holder and would like to change the method of delivery of your proxy materials, please contact our transfer agent, Computershare Investor Services, P. O. Box 505005, Louisville, Kentucky 40233-5005; toll free: 800-999-7269; or at www.computershare.com/investors. You may do the same as a beneficial owner by contacting the bank, broker, or other nominee where your shares are held.

We are making this proxy statement available to solicit your proxy to vote on the matters presented at the Annual Meeting. Our Board requests that you submit your proxy by the Internet, telephone, or mail so that your shares will be represented and voted at our Annual Meeting. The proxies will vote your common shares as you direct. For each item, you may vote "FOR" or

"AGAINST" a nominee or item or you may abstain from voting on the item.

If you submit a signed proxy card without any instructions, the proxies will vote your common shares consistent with the recommendations of our Board of Trustees as stated in this proxy statement and in the Notice of Internet Availability of Proxy Materials. If any other matters are properly presented at the Annual Meeting for consideration, the proxies will have discretion to vote your common shares on those matters. As of the date of this proxy statement, we did not know of any other matters to be presented at the Annual Meeting.

Only holders of common shares of record at the close of business on March 11, 2020 (the record date) are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date, there were 33,303 holders of record and 330,332,184 common shares outstanding and entitled to vote. You are entitled to one vote on each matter to be voted on at the Annual Meeting for each common share that you held on the record date.

The principal office of Eversource Energy is located at 300 Cadwell Drive, Springfield, Massachusetts 01104. The general offices of Eversource Energy are located at 800 Boylston Street, Boston, Massachusetts 02199 and 56 Prospect Street, Hartford, Connecticut 06103-2818.

2020 Proxy Statement    5

Item 1: Election of Trustees

Our Board of Trustees oversees the business affairs and management of Eversource Energy. The Board currently consists of eleven Trustees, only one of whom, James J. Judge, our Chairman, President and Chief Executive Officer, is a member of management.

The Board has nominated ten Trustees for re-election at the Annual Meeting to hold office until the next Annual Meeting or otherwise until the succeeding Board of Trustees has been elected and until at least a majority of the succeeding Board is qualified to act. Sanford Cloud, Jr. is retiring from the Board effective on the date of the Annual Meeting. The number of Trustees was last set at 14; this provides the Board with flexibility to add Trustees when appropriate. Shareholders may vote for up to ten nominees. Unless you specify otherwise, we will vote the enclosed proxy to elect the ten nominees named on pages 7 - 11 as Trustees.

We describe on the following pages each nominee's name, age, and date first elected as a Trustee, Committees served on, and a brief summary of the nominee's business experience, including the nominee's particular qualifications, skills and experience that led the Board to conclude that the nominee should continue to serve as a Trustee. Please see the Trustees' biographies below and the sections captioned "Selection of Trustees," "Trustee Qualifications, Skills and Experience" and "Evaluation of the Board and Board Refreshment" beginning on page 12. Each nominee has indicated to our Lead Trustee that they will stand for election and will serve as a Trustee if elected. The affirmative vote of the holders of a majority of the common shares outstanding as of the record date will be required to elect each nominee. This means that each nominee must receive the affirmative vote of the holders of more than 50 percent of the total common shares outstanding. You may either vote "FOR" or "AGAINST" all, some, or none of the Trustees, or you may abstain from voting. Broker non-votes and abstentions will be counted in the determination of a quorum and will have the same effect as a vote against a nominee.

The Board of Trustees recommends that shareholders vote FOR the election of the nominees listed below.

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ITEM 1: ELECTION OF TRUSTEES

Cotton M. Cleveland

Age: 67
Trustee since 1992
Committees: Finance and Corporate Governance

BACKGROUND

Ms. Cleveland is President of Mather Associates, a firm specializing in leadership and organizational development for business, public and nonprofit organizations. She is a member of the Advisory Board of Directors of Main Street America Holdings, Inc., a director of Ledyard National Bank, and was the founding Executive Director of the state-wide Leadership New Hampshire program. She has served on the Board of Directors of the Bank of Ireland and as Interim President and Chief Executive Officer of the New Hampshire Women's Foundation. Ms. Cleveland has also served as Chair, Vice Chair and a member of the Board of Trustees of the University System of New Hampshire, as Co-Chair of the Governor's Commission on New Hampshire in the 21st Century, and as an incorporator for the New Hampshire Charitable Foundation. Ms. Cleveland received a B.S. degree magna cum laude from the University of New Hampshire, Whittemore School of Business and Economics. She is a certified and practicing Court Appointed Special Advocate/Guardian ad Litem (CASA/GAL) volunteer for abused and neglected children.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Ms. Cleveland founded and serves as President of her own consulting firm. She has experience serving on the boards of directors of numerous companies. She also benefits from her policy-making level experience in education at the university level as the Chair, Vice Chair and member of the Board of Trustees of the University System of New Hampshire. In addition, she has policy-making level experience in financial and capital markets as a result of her service as a director of Ledyard National Bank and Bank of Ireland. Her ties to the State of New Hampshire also provide the Board with valuable perspective. Based on these qualifications, skills and experience, the Board of Trustees determined that Ms. Cleveland should continue to serve as a Trustee.

James S. DiStasio

Age: 72
Trustee since 2012
Committees: Compensation, Executive and Finance

BACKGROUND

Mr. DiStasio served as Senior Vice Chairman and Americas Chief Operating Officer at Ernst & Young, a registered public accounting firm, from 2003 until his retirement in 2007. Mr. DiStasio joined Ernst & Young in 1969 and became a partner in 1977. He served as a director of EMC Corporation from 2010 until its sale to Dell Technologies, Inc. in 2016. He has served as a director of the United Way of Massachusetts Bay and Merrimack Valley and as trustee of each of Catholic Charities of Boston, the Boston Public Library Foundation and the Wang Center for the Performing Arts. Mr. DiStasio received a B.S. degree in Accounting from the University of Illinois at Chicago.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. DiStasio has significant experience overseeing the accounting and financial reporting processes of major public companies, derived from his service as a senior executive at one of the largest public accounting firms in the world. In his position as Senior Vice Chairman and Americas Chief Operating Officer, Mr. DiStasio also acquired important management and leadership skills that provide additional value and support to the Board. He has served on several boards of for-profit and non-profit companies and their committees. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. DiStasio should continue to serve as a Trustee.

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ITEM 1: ELECTION OF TRUSTEES

Francis A. Doyle

Age: 71
Trustee since 2012
Committees: Audit, Corporate Governance and Executive

BACKGROUND

Mr. Doyle is the Chairman and Chief Executive Officer of Connell Limited Partnership, where he has served as CEO since 2001 and whose businesses have produced parts for the automotive, power, mining, appliance, farm equipment and supply machinery to the warehouse automation and medical and food packaging industries. Prior to 2001, he was Vice Chairman of PricewaterhouseCoopers LLP, where he was Global Technology Leader and a member of the firm's Global Leadership Team, having served in various capacities during his 29 years with the firm, including Office and Regional Managing Partner, Mergers & Acquisition Managing Partner and Engagement Partner on significant publicly traded companies. He has served as lead director and chairman of the audit committee and a member of the executive and compensation committees of Tempur Sealy International, Inc. He is a member of the Board and has served as chairman of the audit committee and a member of the executive committee, and is a current member of the audit, nominating and governance, investment, and joint risk and audit committees of Liberty Mutual Holding Company, Inc. Mr. Doyle has also served as a director of Citizens Financial Group, where he was a member of the executive committee and chaired the compensation committee, as a trustee of the Joslin Diabetes Center, where he chaired the finance committee, and as a trustee of Boston College. Mr. Doyle is a certified public accountant and holds a B.S. degree and an M.B.A. degree from Boston College.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. Doyle has significant mergers and acquisition, financial, accounting, financial reporting and technology risk management experience and an in-depth understanding of finance and capital markets derived through his years at PricewaterhouseCoopers LLP. He also has extensive senior management experience as the Chief Executive Officer of a global industrial company. Mr. Doyle has served on the boards of directors of public and private companies and on various committees of those boards. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Doyle should continue to serve as a Trustee.

Linda Dorcena Forry

Age: 46
Trustee since 2018
Committees: Corporate Governance and Finance

BACKGROUND

Ms. Forry has served as Vice President of Diversity, Inclusion and Community Relations, Northeast Region, of Suffolk Construction since 2018. Ms. Forry served in the Massachusetts House of Representatives from 2005 to 2013 and Massachusetts Senate from 2014 to 2018, where she was appointed Assistant Majority Whip in 2017. She also served on the Executive Staff of the Department of Neighborhood Development for the City of Boston and as a Legislative Assistant for the Massachusetts State Legislature. Ms. Forry serves on numerous boards and civic organizations, including the Edward M. Kennedy Institute, John F. Kennedy Library Advisory Board, Rappaport Institute for Greater Boston at the Harvard Kennedy School of Government, Boys and Girls Club of Dorchester, and the Institute of Justice and Democracy in Haiti. Ms. Forry received her B.A. degree from Boston College Carroll School of Management in 1998 and her M.P.A. from Harvard University's Kennedy School of Government in 2014.

QUALIFICATIONS, SKILLS AND EXPERIENCE

As Vice President of Diversity, Inclusion and Community Relations at Suffolk Construction, Ms. Forry provides her company with tools by which it can increase diversity and inclusion and maintain excellent relations between Suffolk Construction and the Northeast community. Ms. Forry also has significant policy-making level experience from her tenure in state and local government in Massachusetts. She also has experience serving on the boards of directors of several non-profit boards. Her experience and expertise provide the Board and the Company with insight into how Eversource can continue its important work in furthering diversity and inclusion in Eversource's workplace and maintaining a close relationship with our customer communities. Based on these qualifications, skills and experience, the Board of Trustees determined that Ms. Forry should continue to serve as a Trustee.

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ITEM 1: ELECTION OF TRUSTEES

James J. Judge

Age: 64
Trustee since 2016
Committee: Executive

BACKGROUND

Mr. Judge is Chairman, President and Chief Executive Officer of Eversource Energy. He also is Chairman and a director of The Connecticut Light and Power Company, NSTAR Electric Company, NSTAR Gas Company, Public Service Company of New Hampshire, Yankee Gas Services Company and Eversource Aquarion Holdings, Inc. Previously, Mr. Judge was Executive Vice President and Chief Financial Officer of Eversource Energy, and Executive Vice President, Chief Financial Officer and a director of The Connecticut Light and Power Company, NSTAR Electric Company, NSTAR Gas Company, Public Service Company of New Hampshire and Yankee Gas Services Company from April 2012 until May 2016. Mr. Judge served as a director of Analogic Corporation beginning in 2005 and as chairman of its audit committee until Analogic Corporation's sale in 2018. He serves on the Board of Directors of the Edison Electric Institute, the Massachusetts Competitive Partnership and the John F. Kennedy Library Foundation. He has also served on the Board of Directors of the United Way of Massachusetts Bay and Merrimack Valley. Mr. Judge received both a B.S. degree magna cum laude and an M.B.A. degree magna cum laude from Babson College.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. Judge is Chairman, President and Chief Executive Officer. His extensive experience in the energy industry and diverse financial and management skills provide the necessary background to lead the Company. He is an experienced public company director and audit committee chair. He also serves our customer community through his service on and work with many non-profit boards. Mr. Judge represents management on the Board as the sole management Trustee. Since becoming Chief Executive Officer and then Chairman, he has continued the Company's financial and operational success and has positioned Eversource as a national clean energy leader. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Judge should continue to serve as a Trustee.

John Y. Kim

Age: 59
Trustee since 2018
Committees: Audit and Compensation

BACKGROUND

Mr. Kim is Managing Partner of Brewer Lane Ventures, LLC. Mr. Kim had served as President of New York Life Insurance Company from 2015 until his retirement in 2018 and also served in a variety of other management positions at New York Life, including as the company's Chief Investment Officer. Mr. Kim serves on the board of three private companies: Ladder Financial Inc., Socotra, Inc. and Avibra, Inc. He has served as the vice chair of the Connecticut Business and Industry Association, as a member of the MetroHartford Alliance, Inc. and as chairman of the University of Connecticut Foundation. He has also been active with the Greater Hartford Arts Council, The Hartford Stage Company, and the Connecticut Opera Association. Mr. Kim received his B.A. degree from the University of Michigan in 1983 and his M.B.A. degree from the University of Connecticut in 1987.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. Kim has more than 30 years of experience in the financial services area. His varied and comprehensive accounting, financial, technology risk and financial reporting experience acquired at several nationally known insurance companies, including New York Life Insurance Company, Prudential Retirement, CIGNA Retirement and Investment Services and Aetna, and provides the Board and its Committees with valuable insight and perspective. He also is closely associated with several important Connecticut business and non-profit groups and is an experienced public company director. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Kim should continue to serve as a Trustee.

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ITEM 1: ELECTION OF TRUSTEES

Kenneth R. Leibler

Age: 71
Trustee since 2006
Committees: Audit and Finance

BACKGROUND

Mr. Leibler currently serves as Chairman of the Board of The Putnam Mutual Funds. He has served as a trustee of The Putnam Mutual Funds since 2006 and served as Vice Chairman from 2016 - 2018. He serves as Trustee Emeritus of Beth Israel Deaconess Medical Center and has served as both a trustee and as vice chairman of Beth Israel Medical Center. He is a founding partner of the Boston Options Exchange and served as its chairman. He is a past vice chairman of the Board of Directors of ISO New England, Inc., the independent operator of New England's bulk electric transmission system. He has also served as the Chairman and CEO of the Boston Stock Exchange, as President, Chief Operating Officer and Chief Financial Officer of the American Stock Exchange and as a director of The Ruder Finn Group. Mr. Leibler received a B.A. degree magna cum laude from Syracuse University.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. Leibler has considerable senior executive level experience in business and management, including experience in financial markets and risk assessment, as the former Chairman of the Boston Options Exchange, former Chairman and CEO of the Boston Stock Exchange, and former President, Chief Operating Officer and Chief Financial Officer of the American Stock Exchange, as well as through his current service as Chairman of the Board of The Putnam Mutual Funds, where he serves on the contract, executive, nominating and investment oversight committees. He also has policy-making level experience in the electric utility industry through his service as the Vice Chairman of ISO New England. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Leibler should continue to serve as a Trustee.

David H. Long

Age: 59
Trustee since 2019
Committees: Compensation and Corporate Governance

BACKGROUND

Mr. Long serves as the Chairman, President, Chief Executive Officer and a Director of Liberty Mutual Holding Company, Inc. He was elected President and a Director of Liberty Mutual Holding Company, Inc. in 2010, became Chief Executive Officer in 2011 and was elected Chairman in 2013. He serves on numerous boards and civic organizations, including Hartwick College, Massachusetts General Hospital, Massachusetts General Hospital's President's Council, Ford's Theatre, Massachusetts Competitive Partnership, Board of Governors for the Boston College Chief Executives Club of Boston, MIT President's CEO Advisory Board, Greater Boston Chamber of Commerce, Jobs for Massachusetts, Inc., Tamarack Technologies and Chairman of Massachusetts General Hospital's annual fundraiser, Aspire, which provides social services and development opportunities for children and young adults on the Autism spectrum. Mr. Long received his B.A. degree from Hartwick College in 1983 and his M.S. in finance from Boston College in 1989 and was awarded an honorary doctorate degree from Hartwick College in 2014.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. Long has over 35 years of experience in the financial services area. His comprehensive accounting, financial and financial reporting experience acquired in a regulated industry at Liberty Mutual Holding Company, Inc. provides the Board and its Committees with valuable insight and perspective. Mr. Long also acquired important management and leadership skills that provide additional value and support to the Board. He serves on numerous boards of for-profit and non-profit companies and their committees. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Long should continue to serve as a Trustee.

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ITEM 1: ELECTION OF TRUSTEES

William C. Van Faasen

Age: 71
Trustee since 2012
Committees: Audit, Compensation and Executive

BACKGROUND

Mr. Van Faasen served as Chief Executive Officer of Blue Cross Blue Shield of Massachusetts, Inc. (BCBSMA), a health care services provider, from 1992 until his retirement in 2007. He is Chairman Emeritus of BCBSMA and also served as interim Chief Executive Officer in 2010. He has served as a director of Liberty Mutual Holding Company, Inc. since 2002 and as Lead Director since April 2012, and has served as a Director of Acreage Holdings, Inc. since 2018. He has served as a director of IMS Health, Inc. and as Lead Director and as a director of PolyMedica Corporation. He is an honorary director of the Greater Boston Chamber of Commerce and previously served as a director of the United Way of Massachusetts Bay and Merrimack Valley. Mr. Van Faasen received a B.A. degree from Hope College and an M.B.A. degree from Michigan State University.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. Van Faasen brings to the Board extensive management, leadership and financial experience derived from leading a large company in a regulated industry. He also brings in-depth experience from his service as a director of several public companies, including service as a lead director and on board committees, and has also served on area non-profit boards, all of which continue to provide the Board with valuable knowledge and insight. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Van Faasen should continue to serve as a Trustee.

Frederica M. Williams

Age: 61
Trustee since 2012
Committees: Audit and Finance

BACKGROUND

Ms. Williams has served as President and Chief Executive Officer of Whittier Street Health Center in Boston, an urban community health care facility serving residents of Boston and surrounding communities, since 2002. Prior to joining Whittier Street Health Center, she served as the Senior Vice President of Administration and Finance and Chief Financial Officer of the Dimock Center, a large health care and human services facility in Boston. Ms. Williams is a member of the Board of Trustees of Dana Farber Cancer Institute, the Massachusetts League of Community Health Centers and Boston Health Net. She is a Fellow of the National Association of Corporate Directors, a member of the Massachusetts Women's Forum, International Women's Forum, and Women Business Leaders of the U.S. Health Care Industry Foundation. Ms. Williams attended the London School of Accountancy, passed the examinations of the Institute of Chartered Secretaries and Financial Administrators (United Kingdom) (ICSA) and of the Institute of Administrative Management (United Kingdom) with distinction, and was elected a Fellow of the ICSA in 2000. She obtained a graduate certificate in Administration and Management from the Harvard University Extension School and an M.B.A. degree with a concentration in Finance from Anna Maria College in Paxton, Massachusetts.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Ms. Williams has more than 20 years of experience in a regulated industry, and has served as the President and Chief Executive Officer of Whittier Street Health Center, a national model for providing equitable access to high quality and cost-effective health care, for more than fifteen years. This service has provided her with a broad base of financial, leadership, management and community experience and skills. She also has significant experience serving on several non-profit boards. Based on these qualifications, skills and experience, the Board of Trustees determined that Ms. Williams should continue to serve as a Trustee.

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Governance of Eversource Energy

Board's Leadership Structure

James J. Judge is our Chairman, President and Chief Executive Officer. Sanford Cloud, Jr. serves as our Lead Trustee.

As Lead Trustee, Mr. Cloud presides at executive sessions of the independent Trustees; facilitates communication between the Chief Executive Officer and the Board members; participates with the Compensation Committee in its evaluation of the Chief Executive Officer; and provides ongoing information to the Chief Executive Officer about his or her performance. He also attends all Committee meetings. Following Mr. Cloud's retirement from the Board, the Board of Trustees will appoint a new Lead Trustee at its May 6, 2020 meeting.

Selection of Trustees

This section and the next two sections discuss how we select individuals to become Trustees and how we continually ensure that we have a fully-qualified, effective and diverse Board.

As set forth in its charter, it is the responsibility of the Corporate Governance Committee to identify individuals qualified to become a Trustee and to recommend to the Board a slate of Trustee candidates to be submitted to a vote of our shareholders at the Annual Meeting of Shareholders. The Committee has from time to time retained the services of a third party executive search firm to assist it in identifying and evaluating such individuals.

As provided in our Corporate Governance Guidelines, the Corporate Governance Committee seeks nominees with the following qualifications:

Trustees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Board should represent diverse experience at policy-making levels in business, government, education, community and charitable organizations, as well as areas that are relevant to our business activities. The Corporate Governance Committee also seeks diversity in gender, ethnicity and personal background when considering Trustee candidates.

Applying these criteria and those noted elsewhere in this proxy statement, the Corporate Governance Committee considers Trustee candidates suggested by its members as well as by management and shareholders.

As part of the annual nomination process, the Corporate Governance Committee reviews the independence, qualifications, skills and experience of each nominee for Trustee and reports its findings to the Board. At its February 5, 2020 meeting, the Corporate Governance Committee and the Board of Trustees determined that each Trustee (except for our Chief Executive Officer) is independent, that each Trustee possesses the highest personal and professional ethics, integrity and values, and that each Trustee remains committed to representing the long-term interests of our shareholders. The Committee's review also focused on each Trustee's experience at policy-making levels in business, government, education, community and charitable organizations, and other areas relevant to our business activities, as described below. Based on this review, the Committee advised the Board on February 5, 2020 that each of the Trustees was qualified to serve on the Board under the Corporate Governance Guidelines.

The Corporate Governance Committee and the Board annually review the skills and qualifications that they determine are necessary for the proper oversight of the Company by the Trustees in furtherance of their fiduciary duties. The Committee and the Board remain focused on ensuring that the individual and collective abilities of the Trustees continue to meet the changing needs of the Company and its constituencies. The Board is committed to nominating individuals who satisfy the applicable criteria for outstanding service to our Company and who together comprise the appropriate and diverse Board composition in light of evolving business demands. The Board evaluates the effectiveness of each Trustee in contributing to the Board's work and the potential contributions of each new nominee.

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GOVERNANCE OF EVERSOURCE ENERGY

Trustee Qualifications, Skills and Experience

Eversource Energy is a holding company with electric, gas and water utility subsidiaries that provide service to customers in Connecticut, Massachusetts and New Hampshire. The Company is a leader in enabling the development of clean energy. Combined with our successful and effective energy efficiency programs, the Company is positioned at the forefront in the fight against climate change. We stress great reliability and customer service for our customers, solid financial performance for our shareholders, a safe, respectful workplace for our employees that provides good wages and benefits, and continuous involvement with and support of our communities. Eversource has set a goal to be carbon neutral by 2030. To help us establish this we seek Trustees with both overall skills and experience and some that are specialized. We describe here and elsewhere the qualifications, skills and experience that we feel are necessary and that our Trustees possess.

Set forth below is a list of the qualifications, skills and experience we seek, followed by a description noting how these qualifications, skills and experience are particularly important to our Board:

Regulatory Experience. Each of our utility subsidiaries is regulated in virtually all aspects of its business by various federal and state agencies, including the SEC, the Federal Energy Regulatory Commission, and various state and/or local regulatory authorities with jurisdiction over the industry and the service areas in which we operate. Accordingly, the Board values the policy-making level experience in a heavily regulated industry that several of our Trustees possess.

Accounting Experience. As a publicly-traded electric, gas and water holding company whose companies are subject to substantial federal, state and accounting industry rules, it is especially important that the Board have significant accounting experience. Several of our Trustees are career accounting and financial executives who provide us with superior strength in the Board's oversight of this important element of the Board's responsibilities.

Senior Executive and Director Experience. Many of our Trustees serve or have served as senior executives or directors of other companies, providing us with unique insights. These individuals possess extraordinary leadership qualities as well as the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, long-term strategic planning, risk management and corporate governance, and know how to drive change and growth.

Diversity. The Corporate Governance Committee and the Board of Trustees seek diversity in gender, ethnicity and personal background when considering Trustee candidates. Diverse thoughts and views emanating from different backgrounds, life experiences, gender and race, career experiences and skills are critical to a well-functioning Board and essential to embracing opportunities and confronting challenges in the future. To ensure the success of our business strategy, the Board of Trustees strives to identify and pursue Trustee candidates with diverse skills, knowledge, backgrounds and experience that complement the skills, knowledge and experience of our current Trustees. Our Board is now one of the most diverse in the industry. Of our existing Board members, three are women, three are African-American, and one is Asian-American.

Risk Management Experience. Assessing and managing risk in a rapidly changing clean energy environment is critical to our success. Several of our Trustees have served in leadership positions and have the experience to understand and evaluate the most significant risks we face and the experience and leadership to provide effective oversight of risk management processes.

Finance Experience. The vast majority of our ongoing capital program is expected to be funded through cash flows provided by operating activities, as well as new debt issuances and, less frequently, equity issuances. As a result, the Board highly values the policy-making level experience and understanding of capital and financial markets, accounting and financial reporting, and credit markets, that many of our Trustees have acquired.

Community and Charitable Organization Involvement. Public utility companies have a unique position and role in the communities they serve beyond that of most corporations. The Board supports and encourages community involvement and development, and philanthropic goals and activities. The Eversource Energy Foundation, Inc. was established in 1998 to focus on our community investments and to provide grants to our non-profit community partners. Consistent with our business strategy and core values, the Foundation invests primarily in projects that address issues of economic and community development and the environment. Each Trustee has experience in one or more community or charitable organizations. We operate New England's largest energy delivery system in three different states. Because a majority of our Trustees also reside in our service territory, they not only have ties to local communities, but they understand our customers' needs.

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GOVERNANCE OF EVERSOURCE ENERGY

Our Board's Qualifications, Skills and Experience

Independence, Tenure and Diversity

Of our ten nominees, nine are independent, eight have served on the Board for eight or fewer years, and four are women and/or persons of color. We believe that the mix of longer tenured Trustees and recently elected Trustees provides for the kind of balance that contributes to the overall effectiveness of the Board.

Independence

Tenure

Diversity

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GOVERNANCE OF EVERSOURCE ENERGY

Evaluation of Board and Board Refreshment

The Corporate Governance Committee annually reviews and evaluates the performance of the Board of Trustees, Board Committees and individual Board Members. The Committee periodically assesses the Board's contribution as a whole and identifies areas in which the Board or senior management believes a better contribution may be made. The Committee also reviews the attributes and skills of the Board Members as a way to refresh and continually ensure that the Board has the proper mix of skills. The Board and each of the Committees, other than the Executive Committee, also conduct annual performance self-evaluations to increase the effectiveness of the Board and its Committees; the results of these are reviewed and discussed with the Board. Our self-evaluation program includes the completion of Board and Committee questionnaires, interviews by the Lead Trustee with each Board member, and discussions by the Board and each Committee of any issues raised by our Board Members during the self-evaluation process. In addition to the Committee reviews and the annual self-evaluations conducted by the Committee and the Board, the Committee and the Board also annually review the independence, performance and qualifications of each Trustee prior to nominations being made for an additional term. These reviews are discussed by the Committee, following which it makes recommendations to the Board regarding nominees for election as Trustees.

Shareholders who desire to suggest potential candidates for membership on the Board of Trustees may address such information, in writing, to our Secretary at the mailing address set forth on page 67 of this proxy statement. The communication must identify the writer as a shareholder of the Company and provide sufficient detail about the nominee for the Corporate Governance Committee to consider the individual's qualifications. Our Declaration of Trust also provides for proxy access.

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GOVERNANCE OF EVERSOURCE ENERGY

Board Committees and Responsibilities

The Board of Trustees has five standing committees, described below. The Board has adopted charters for each of these committees. These charters can be found at www.eversource.com/content/ema-c/about/investors/
corporate-governance/board-committee-charters.

Audit Committee

Members: Francis A. Doyle, Chair John Y. Kim Kenneth R. Leibler William C. Van Faasen Frederica M. Williams	The Audit Committee is responsible for oversight of the Company's financial statements, the internal audit function, and compliance by the Company with legal and regulatory requirements. The Committee also oversees:

•

The appointment, compensation, retention and oversight of our independent registered public accounting firm.

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The independent registered public accounting firm's qualifications, performance and independence, as well as the performance of our internal audit function.

•

The review of guidelines and policies that govern management's processes in assessing, monitoring and mitigating major financial risk exposures.

• Financial reporting and review of accounting standards and systems of internal control.
• Significant accounting policies, management judgments and accounting estimates, earnings releases.

The Audit Committee has sole authority to appoint or replace the independent registered public accounting firm (for which it seeks shareholder ratification), and to approve all audit engagement fees and terms.

The Committee meets independently with the internal audit staff, the independent registered public accounting firm, management, and then solely as a Committee, at least quarterly. Following each Committee meeting, the Audit Committee reports to the full Board. The Audit Committee met six times during 2019, including the annual joint meeting with the Finance Committee.
Additional information regarding the Audit Committee is contained in Item 3 of this proxy statement beginning on page 64.

Financial Expertise: Each member of the Audit Committee meets the financial literacy requirements of the New York Stock Exchange (NYSE), the SEC and our Corporate Governance Guidelines. The Board has affirmatively determined that Mr. Doyle is an "audit committee financial expert," as defined by the SEC.
Independence: The Board has determined that each member of the Audit Committee meets the independence requirements of the NYSE, SEC and our Corporate Governance Guidelines.

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GOVERNANCE OF EVERSOURCE ENERGY

Compensation Committee

Members: William C. Van Faasen, Chair Sanford Cloud, Jr. James S. DiStasio John Y. Kim David H. Long	The Compensation Committee is responsible for the compensation and benefit programs for all executive officers of Eversource Energy and has overall authority to establish and interpret our executive compensation programs. The Compensation Committee also:

•

Reviews our executive compensation strategy, evaluates components of total compensation, and assesses performance against goals, market competitive data and other appropriate factors, and makes compensation-related decisions based upon Company and executive performance.

•

Reviews and recommends to the Board of Trustees the compensation of the non-employee members of the Board.

•

Reviews and approves corporate goals and objectives relevant to the Chief Executive Officer's compensation and, with the participation of the Lead Trustee and subject to the further review and approval of the independent Trustees, evaluates the performance of the Chief Executive Officer in light of those goals and objectives.

• In collaboration with the Chief Executive Officer, oversees the evaluation of executive officers and engages in the succession planning process for the Chief Executive Officer and other executives.

•

Has the sole authority to select and retain experts and consultants in the field of executive compensation to provide advice to the Committee with respect to market data, competitive information, and executive compensation trends.

• Retains an independent compensation consulting firm to provide compensation consulting services solely to the Compensation Committee.
Following each Committee meeting, the Compensation Committee reports to the full Board. The Compensation Committee met four times during 2019.
For additional information regarding the Compensation Committee, including the Committee's processes for determining executive compensation, see the CD&A beginning on page 31.
Independence: The Board has affirmatively determined that each member of the Compensation Committee meets the independence requirements of the NYSE, the SEC, and our Corporate Governance Guidelines.

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GOVERNANCE OF EVERSOURCE ENERGY

Corporate Governance Committee

Members: Sanford Cloud, Jr., Chair Cotton M. Cleveland Francis A. Doyle Linda Dorcena Forry David H. Long	The Corporate Governance Committee is responsible for developing, overseeing and regularly reviewing Governance Guidelines and related policies. The Corporate Governance Committee also:

•

Serves as a nominating committee, establishing criteria for new Trustees and identifying and recommending prospective Board candidates and the appointment of Trustees to Board Committees.

•

Annually reviews the independence and qualifications of the Trustees and recommends to the Board appointments of the Committee Members, of the Lead Trustee, and the Chairman of the Board and the election of officers of the Company.

• Annually evaluates the performance of the Board and its Committees.
• Annually reviews the charters of the Board Committees.
Following each Committee meeting, the Corporate Governance Committee reports to the full Board. The Corporate Governance Committee met four times in 2019.

Independence: The Board has affirmatively determined that each member of the Corporate Governance Committee meets the independence requirements of the NYSE, the SEC, and our Corporate Governance Guidelines.

Executive Committee

Members: James J. Judge, Chair Sanford Cloud, Jr. James S. DiStasio Francis A. Doyle William C. Van Faasen	The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations set forth in our Declaration of Trust, during the intervals between meetings of the Board.

Following each Committee meeting, the Executive Committee reports to the full Board. The Executive Committee did not meet in 2019.

Independence:    Except for Mr. Judge, who is the Company's Chairman, President and Chief Executive Officer, each member of the Executive Committee is independent.

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GOVERNANCE OF EVERSOURCE ENERGY

Finance Committee

Members: James S. DiStasio, Chair Cotton M. Cleveland Linda Dorcena Forry Kenneth R. Leibler Frederica M. Williams	The Finance Committee assists the Board in fulfilling its oversight responsibilities relating to financial plans, policies and programs for Eversource Energy and its subsidiaries. The Finance Committee also:

•

Reviews the Company's plans and actions to assure liquidity; financial goals and proposed financing programs modifying the Company's capital structure, financing programs include the issuance and repurchase of common and preferred shares, long-term and short-term debt securities and the issuance of guarantees; operating plans, budgets and capital expenditure forecasts.

•

Reviews the Company's Enterprise Risk Management (ERM) program and in conjunction with other Committees of the Board, practices to monitor and mitigate cyber, physical security and other risk exposures.

• Reviews and recommends the Company's dividend policy, as well as new business ventures and initiatives which may result in substantial expenditures, commitments and exposures.
• Conducts an annual review of counter-party credit policy, insurance coverages and pension plan performance.
Following each Committee meeting, the Finance Committee reports to the full Board. The Finance Committee met five times during 2019, including the annual joint meeting with the Audit Committee.

Independence: Each member of the Finance Committee is independent, and while the Committee is not specifically subject to NYSE or SEC independence regulations, each member meets the independence criteria set forth in the NYSE and SEC regulations and our Corporate Governance Guidelines.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is employed by Eversource Energy or any of its subsidiaries. No executive officer of Eversource Energy serves as a member of the compensation committee or on the board of directors of any company at which a member of the Eversource Energy Compensation Committee or Board of Trustees serves as an executive officer.

Meetings of the Board and its Committees

In 2019, the Board of Trustees held nine meetings, three of which included executive sessions attended only by the independent Trustees, and the Board and the Committees held a total of 27 meetings. In 2019, each Trustee attended at least 75 percent of the aggregate number of the Board and Committee meetings, seven of the Trustees attended each meeting of the Board and of the Committees on which they serve and all Trustees attended the Annual Meeting of Shareholders held on May 1, 2019. Our Trustees are expected to attend our Annual Meetings of Shareholders, but we do not have a formal policy addressing this subject.

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GOVERNANCE OF EVERSOURCE ENERGY

Board's Oversight of Risk

The Board of Trustees, both as a whole and through its Committees, is responsible for the oversight of the Company's risk management processes and programs. The Board believes that this approach is appropriate to carry out its risk oversight responsibilities and is in the best interests of the Company and its shareholders. Each year, the Board evaluates its risk assessment function as part of its Board evaluation process.

As set forth below, each Committee reviews management's assessment of risk for that Committee's respective area of responsibility. Each Committee member has expertise on risks relative to the nature of the Committee on which he or she sits. With each Committee Chair reporting to the Board following each Committee meeting, the entire Board is able to discuss risk related issues, assess their implications and provide oversight on appropriate actions for management to take. All Board Committees meet periodically with members of senior management to discuss the relevant risks and challenges facing the Company.

The Board of Trustees oversees the Company's comprehensive operating and strategic planning. The operating plan, which is reviewed and formally approved by the Board in February following review by the Finance Committee, consists of the goals and objectives for the year, key performance indicators, and financial forecasts. The strategic planning process consists of long-term corporate objectives, specific strategies to achieve those goals, and plans designed to implement each strategy. The ERM program is integrated with the annual operating and strategic planning processes to identify the key financial risks associated with the plan. These financial risks are presented to the Board of Trustees as part of both of the annual operating plan and at the Board's annual strategic planning session.

The Finance Committee is responsible for oversight of the Company's ERM program and enterprise-wide risks, as well as specific risks associated with insurance, credit, financing and pension investments. Our ERM program involves the application of a well-defined, enterprise-wide methodology designed to allow our executives to identify, categorize, prioritize, and mitigate the principal risks to the Company. The ERM program is integrated with other assurance functions throughout the Company, including compliance, auditing, and insurance to ensure appropriate coverage of risks that could impact the Company. The top enterprise-wide risks are identified using a comprehensive cross functional analysis working with key officers and employees of each organization within the Company and are monitored throughout the year by the Company's Risk Committee. In addition to known risks, the ERM program identifies emerging risks to the Company, through participation in industry groups, discussions with management, and in consultation with outside advisors. Our management then analyzes risks to determine materiality, likelihood and impact, and develops mitigation strategies. Management broadly considers our business model, the utility industry, the global economy, climate change, sustainability, and the current political and economic environment to identify risks. The findings of this process are discussed with the Finance Committee and the full Board, including reporting on an individual risk-by-risk basis on how these issues are being measured and managed.

In addition to the regularly scheduled reports by ERM of all of the Company's enterprise-wide risks and the results of the ERM program, management reports periodically to both the Board of Trustees and the Finance Committee in depth on specific top enterprise risks at the Company. ERM also reports regularly to the Finance Committee on the activities of the Company's Risk Committee. The Company's Risk Committee consists of senior officers of the Company and is responsible for ensuring that the Company is managing its principal enterprise-wide risks, as well as other key risk areas such as operations, environmental, sustainability, information technology, compliance and business continuity.

The Audit Committee is responsible for the oversight of the integrity of the Company's financial statements, including oversight of the guidelines, policies and controls that govern management's processes for assessing, monitoring and mitigating major financial risk exposures. The Corporate Governance Committee is responsible for the oversight of compliance with various governance regulations as required by the SEC, the NYSE and other regulators. The Executive Vice President and General Counsel reports on any changes in regulations and best practices as part of the annual review of Committee charters and the Board's Corporate Governance Guidelines and also at Committee and Board meetings. The Board of Trustees administers its compensation risk oversight function primarily through its Compensation Committee. The process by which the Board and the Compensation Committee oversee executive compensation risk is described in greater detail within the Compensation Discussion and Analysis beginning on page 31.

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GOVERNANCE OF EVERSOURCE ENERGY

Cyber and Physical Security Risk

The Company continues to devote substantial resources to protecting its cyber and operational assets. Simultaneously, the Board and its Committees continue to provide substantial and focused attention to cyber and system security. At the Board and Committee level, comprehensive cyber security reports are provided and discussed at each meeting of the Finance Committee, which has primary responsibility for cyber and system security oversight at the Committee level. These reports are provided to all members of the Board and discussed by the Board at the time the Finance Committee Chair reports on the Committee's meetings. The reports focus on the Company's most critical assets, describe cyber security drills and exercises, any attempted breaches, and mitigation strategies, including insurance. In addition, assessments by third-party experts of cyber and physical security risks to the utility industry and the Company in particular are provided periodically. The Company regularly reviews and updates its cyber and system security programs and the Board and its Committees continue to enhance their strong oversight activities, including joint meetings of the Audit and Finance Committees, at which cyber and system security programs and issues that might affect the Company's financial statements and operational systems are discussed by both Committees with financial, information technology, legal and accounting management, other members of the Board, representatives of the Company's independent registered public accounting firm, and outside advisors and expert speakers.

Eversource Sustainability/ESG

Sustainability is embedded into how we conduct our business today and for future generations, with environmental, social and governance (ESG) initiatives fully integrated into the policies and principles that govern our Company. Our vision is to be carbon neutral by 2030, leading by example in finding innovative ways to reduce emissions from our own operations. We strive to meet the needs and expectations of our shareholders, customers, employees and the communities we serve. We are committed to top-tier reliability, superior customer service, effective corporate governance, expanding energy options for our region, a best in the country energy efficiency program, best practices in human capital management, environmental stewardship, and providing transparency and clarity about our position and our performance on these topics.

Industry Leadership.    Our policies and programs have been recognized for their excellence throughout the industry and by independent trade groups, sustainability raters and the media. In 2019, we set an industry-leading goal to be carbon neutral by 2030, a commitment that reflects our desire to protect the environment and support a clean energy future for New England.

•
We are a key catalyst for clean energy development in New England.

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We are active in the Electric Utility Sustainability Supply Chain Alliance, working to embed sustainability throughout our supply chain.
•
We have been a leader within our trade groups, the Edison Electric Institute and the American Gas Association, in developing and adopting standardized ESG disclosures for our industry.

•
The awards and recognitions we received in 2019 are further evidence of our leadership in corporate responsibility. For further information on the awards we have received, please see "2019 Sustainability/ESG" appearing in the CD&A section of this proxy statement.

Sustainability Governance.    Sustainability is embedded into our governance processes, and Board level oversight of ESG is reflected in many of the financial, operational and sustainability/ESG accomplishments outlined in the CD&A section of this proxy statement.

•
Our Senior Vice President, Communications, External Affairs & Sustainability works with executive-level management from key ESG areas and oversees a team of employees who engage with operational and business partners to develop and manage strategic priorities, set sustainability goals and coordinate sustainability reporting. Our sustainability team meets regularly throughout the year to assess current practices and identify opportunities for improvement.

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Key performance metrics that focus directly on ESG, including sustainability, safety, diversity and inclusion, customer experience, and clean energy strategic projects, are periodically reported on at management presentations.

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GOVERNANCE OF EVERSOURCE ENERGY
•
Similar reports and presentations are made to our Board of Trustees on an ongoing basis. Overall board-level responsibility for ESG oversight is with the Board, though our standing board committees also actively participate and include ESG implications and considerations as part of their oversight activities and responsibilities.

•
The Compensation Committee includes safety, diversity and sustainability/ESG performance as part of our executive compensation performance goals.

Climate Leadership. At Eversource, we continuously assess the physical and transitional impacts related to climate change. Our assessment includes evaluating the impacts of more severe weather events, regulatory and financial risks, changing customer behavior, opportunities to reduce emissions in our operations and the region through clean energy investments, energy efficiency programs and emerging technologies.

•
We collaborate with other utilities and industry partners across the country to better understand storm hazards and develop green solutions to improve our system reliability.

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Our employees are committed to ensuring that our comprehensive emergency preparedness and resiliency plans will keep our communities safe.

Carbon Neutral Goal by 2030. We have developed meaningful strategies to work toward meeting our goal to be carbon neutral in our operations by 2030. Eversource plans to invest in renewable resources, improve the efficiency of our facilities, reduce fleet emissions, reduce sulfur hexafluoride, a greenhouse gas, in gas-insulated switchgear, replace aging natural gas mains, and upgrade transmission structures to reduce line losses in our electric system. We continue to be an industry leader in reducing emissions of sulfur hexafluoride.

Eversource GHG Emissions in Metric Tonnes CO2e

Electric Transmission. Eversource continues to make significant investments in projects and upgrades to modernize our electric transmission system, enhancing the reliability of the grid and providing greater access to new renewable power sources. This enables accelerated retirements of older, higher emission coal and oil-fueled power plants, and creates a more reliable and efficient electric grid that will help our region meet its aggressive greenhouse gas reduction goals.

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We are investing in technologies to enhance the ability of the electric distribution system to incorporate solar, demand response, energy storage and other distributed energy resources, while continuously improving the safety, security, reliability, resiliency, customer engagement and cost effectiveness of the Company's electric delivery infrastructure.

•
The Company is implementing an approved program in Massachusetts that includes investment in advanced sensing and monitoring; distribution automation; advanced voltage management; and load flow modeling software.

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The Company is also actively participating in regulatory proceedings in Connecticut and New Hampshire to expand the impact of further investments in grid modernization to all Eversource electric distribution customers.

Natural Gas. Eversource has prioritized the replacement of aging bare steel and cast-iron natural gas infrastructure to enhance safety and minimize the potential for natural gas emissions, thereby preventing the release of greenhouse gases into the atmosphere.

Water. Eversource is committed to the protection of water resources through conservation and water quality management.

•
Aquarion's conservation programs ensure that local water supplies remain sufficient for critical needs such as human consumption and fire protection. Long-range initiatives are utilized to preserve and protect our sources of supply into the future.

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Aquarion's reservoirs are surrounded by more than 15,000 acres of forest, which serve as both a critical safeguard and an invaluable resource. This commitment to providing the highest quality water is evidenced by the efforts we make to protect reservoirs and groundwater supply from contamination.

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Aquarion continually conducts site inspections and monitors land use activities and water quality at hundreds of locations throughout our watershed and aquifer areas.

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GOVERNANCE OF EVERSOURCE ENERGY

Sustainable Investment Opportunity. Eversource has actively sought investment from socially responsible investment funds for the past several years.

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As of the end of 2019, Eversource shares were held by 163 funds based in North America or Europe that are either dedicated socially responsible funds or part of a family of funds that screen stocks for ESG attributes before certifying them for investment. Many of these funds exclude a number of U.S. electric utilities from their portfolios, particularly if coal represents a significant source of generation. We consider our sustainability profile to be a competitive advantage in attracting equity capital.

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In 2019, our NSTAR Electric subsidiary completed our first ever issuance of "Green Bonds," with proceeds used to support our industry-leading, low-carbon clean energy initiatives. The proceeds from the ten-year $400 million, 3.25% debentures were used to fund various "Green" initiatives, including investments to help make our customers' homes and businesses more efficient, along with new solar projects. The favorably low rate reflects extremely high investor demand and our strong credit rating profile.

•
Eversource is committed to helping our region reduce carbon emissions through investments in renewable energy with our partner Ørsted, the world's leader in offshore wind development, to build up to 4,000 megawatts of offshore wind turbines located south of Rhode Island and Massachusetts.

Number of ESG and Infrastructure Funds Holding Eversource Shares Is Growing Rapidly

Diversity and Human Capital. D&I are a part of our core values, with focus areas that result in better business outcomes.

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Our Chief Executive Officer signed the pledge to the CEO ACTION for Diversity & InclusionTM and committed to advance diversity and the inclusion in our workplace to drive accountability for progress throughout our organization. Eversource is committed to creating an inclusive workplace providing opportunities for all employees and maintaining a workplace that is free from harassment and discrimination.

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Our D&I Councils and Business Resource Groups actively contribute to the integration of D&I practices across all three states in which we provide service and within all business areas.

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Eversource was recognized for the second year in a row in Bloomberg's Gender-Equality Index for our commitment to transparency in gender reporting and promoting women's equality in the workplace.

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We conduct a bi-annual Employee Engagement Survey and supplemental pulse surveys to identify areas of high performance and areas of opportunity, and the positive results of our actions are reflected in scores that continue to trend upward. We continue to ensure our employees are given the tools they need to perform their jobs effectively and safely, and commit to provide competitive compensation, quality healthcare, retirement savings plans, and other benefits.

•
To help ensure that we develop and maintain a skilled workforce, we partner with educational institutions in the region, offer internship and co-op experiences, and provide employees with training opportunities and tuition assistance.

Energy Efficiency. Eversource continues to work with our customers throughout our service territories to improve their energy efficiency.

•
Over the past three years, Eversource has invested an average of nearly $500 million a year on energy efficiency and considers these investments to be the most economical way to reduce our region's emissions and improve its competitiveness. These investments are expected to continue to reduce carbon emissions by millions of tons each year.

•
Our nationally recognized and industry leading energy efficiency portfolio of services provides energy solutions and savings for all Eversource customers: residential (including low-income), municipal, commercial and industrial.

Environmental Stewardship. We take great care to promote conservation and responsibly manage natural and cultural resources. We created the Eversource Land Trust to protect open space and critical resource areas and wildlife habitat.

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GOVERNANCE OF EVERSOURCE ENERGY
•
Our focus on environmentally sensitive rights-of-way maintenance practices is designed to minimize impacts to important resource areas and promote critical diverse habitats.

•
Our vegetation management program is an industry best-practice plan to balance the needs of our customers and communities with the goal of providing safe, reliable electric service for our customers, while monitoring the growth of trees near power lines.

•
Eversource partners with State Historic Preservation and Tribal Historic Preservation offices to identify and protect cultural resources of significance during construction projects.

Transparency and Accountability. We hold ourselves accountable for the impact our business might have on the environment, meeting and in many cases exceeding all environmental laws and regulatory commitments and requirements.

•
We actively work with customers, community members, environmental groups, regulatory agencies, and civic and business partners to promote transparent operations.

•
Our employees, as well as vendors, suppliers and contractors, are expected to adhere to all environmental laws as stated in our Code of Business Conduct, Supplier Code of Conduct and procurement process.

•
We are committed to tracking and monitoring our progress via a set of metrics that are reviewed regularly by executive leadership. We work every day to ensure that our operations have minimal impact on the environment, including project permitting, spill response, and emissions reporting.

Corporate and Compensation Governance. We remain committed to effective corporate governance and executive compensation standards.

•
Our diverse Board of Trustees is "super independent" (90 percent of this year's Trustee nominees are independent).

•
Our standards include: majority of outstanding shares Trustee election requirement, board and committee self-assessment and refreshment mechanisms, proxy access, mandatory trustee retirement age, and a vigorous shareholder engagement program.

•
Our executive compensation governance program includes share ownership and holding requirements for Trustees and executives, an expanded clawback policy, broad hedging and pledging prohibition, and double-trigger change in control agreements.

Our Communities. Eversource is committed to the health and economic well-being of the residents, businesses and institutions of Connecticut, Massachusetts and New Hampshire.

•
In 2019, we provided $18.3 million in grants and other local support to nonprofit organizations and charitable regional activities across our tri-state service area.

•
In 2019, our employees devoted more than 37,000 hours to volunteerism and maintain strong partnerships with key community organizations across New England, including our continued support of the Eversource Walk for Boston Children's Hospital, the Eversource Everyday Amazing Race for Massachusetts General Hospital, the Eversource Hartford Marathon, the Eversource Walk and 5K Run for Easter Seals New Hampshire, the United Way, and the Special Olympics.

For additional information on these initiatives and our progress to date, you can access the company's comprehensive sustainability report through the Company's website at: www.eversource.com/content/ema-c/about/investors/investor-releations/sustainability-the-environment/sustainability.

Shareholder Engagement

In 2019, we continued and substantially expanded our shareholder engagement program, whereby we engage throughout the year with our shareholders, participating in meetings or calls with both our investors' financial teams and their corporate governance and ESG specialists. In 2019, we reached out initially to shareholders representing a substantial majority of our total outstanding shares. Some of our shareholders responded to us noting that they were aware of our governance and compensation policies and practices and did not feel a call or meeting was necessary. With respect to those shareholders who did accept our invitations, we engaged over the course of 2019 at in-person or telephonic meetings with each of them. The engagement sessions totaled approximately 62 percent of our outstanding shares. We provide our shareholders with written information prior to the meetings that summarizes our financial performance; ESG, climate change and sustainability programs, policies, and accomplishments; and overall corporate governance and

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GOVERNANCE OF EVERSOURCE ENERGY

executive compensation policies and practices, though the sessions themselves vary according to the issues that are of greatest interest to our holders. These have included enterprise risk, Board member refreshment, Board self-assessments, various governance-related provisions contained in our Declaration of Trust, Corporate Governance Guidelines, and Committee charters, stock incentive plan metrics, and Board and workplace diversity. As a result of these shareholder engagement sessions, we have made changes to our governance and executive compensation policies and disclosures, including those relating to Board qualifications and skills disclosure, and we increased the percentage of Performance Shares in our 2021 long-term incentive program to 75 percent. A significant part of the discussions in 2019 continued to focus on ESG and climate change, including our Company's multi-faceted clean energy initiatives and carbon reduction efforts and our very ambitious 2030 carbon-free goal. We also continued our active year-round program, which in 2019 included 314 meetings with our shareholders, led by our Company's Investor Relations executive, by far our most ever. These meetings may involve both issuer governance representatives and financial representatives. Eversource continues to gain interest from ESG focused shareholders and others as an especially attractive socially responsible investment.

Trustee Independence

We have adopted Corporate Governance Guidelines incorporating independence standards that meet the listing standards of the NYSE. The Corporate Governance Guidelines are available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/guidelines. In addition, we have adopted an additional standard under which a charitable relationship will not be considered to be a material relationship that would impair a Trustee's independence if a Trustee serves as an officer or director of a charitable organization, and our discretionary charitable contributions to the organization, in the aggregate, do not exceed the greater of $200,000 or two percent of the organization's total annual charitable receipts or latest publicly available operating budget. The Trustee Independence Guidelines are available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-independence-guidelines.

The Corporate Governance Committee conducts an annual review of the independence of the members of the Board, including all nominees, and reports its findings to the full Board. Applying the Corporate Governance Guidelines, the Committee, assisted by legal counsel, reviews and considers relationships and transactions between Eversource Energy, its affiliates and subsidiaries, and each Trustee, entities affiliated with him or her, and/or any member of his or her immediate family. The Committee also reviews Eversource Energy's charitable donations to organizations in which the Trustees or their immediate family members serve as officers or directors. Similarly, the Committee examines relationships and transactions between each Trustee and our independent registered public accounting firm as well as entities associated with our senior management. The Committee determined on February 5, 2020 that none of these relationships was material to the nominees for Trustee or likely to impair the independence of any of the nominees for Trustee.

The Board of Trustees separately considered that the utility operating company subsidiaries of Eversource Energy provide electric service, natural gas service or water service to the residences of Trustees and/or companies with which some of the Trustees are associated. These utility services are provided in the ordinary course of business, on an arm's length basis and pursuant to rates determined by the applicable public utility commission and available to all similar customers of the utility. The Board has determined that relationships that exist solely due to an individual or entity purchasing electric service, natural gas service or water service from any of the utility operating company subsidiaries of Eversource Energy in the ordinary course of business, on an arm's length basis and pursuant to rates determined by the applicable public utility commission, are immaterial to the independence of the Trustees.

On February 5, 2020, based on the recommendation of the Corporate Governance Committee following its review, the Board of Trustees affirmatively determined that each of the Trustees, with the exception of Mr. Judge, our Chairman, President and Chief Executive Officer, satisfied the independence criteria (including the enhanced criteria with respect to members of the Audit and Compensation Committees) set forth in the current listing standards and rules of the NYSE and the SEC and under our Corporate Governance Guidelines.

Related Person Transactions

The Board of Trustees has adopted a Related Person Transactions Policy, which is administered by the Corporate Governance Committee. The Policy generally

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GOVERNANCE OF EVERSOURCE ENERGY

defines a Related Person Transaction as any transaction or series of transactions in which (i) Eversource Energy or a subsidiary is a participant, (ii) the aggregate amount involved exceeds $120,000 and (iii) any Related Person has a direct or indirect material interest. A Related Person is defined as any Trustee or nominee for Trustee, any executive officer, any shareholder owning more than 5 percent of our total outstanding shares, and any immediate family member of any such person. The Board has determined that the provision of utility services noted in the previous section does not constitute a Related Person Transaction for reasons similar to those reviewed in the previous section's discussion of independence. Management submits to the Corporate Governance Committee for consideration any proposed Related Person Transaction. The Corporate Governance Committee recommends to the Board of Trustees for approval only those transactions that are in our best interests. Related Person Transactions are considered in light of the requirements set forth in our Code of

Business Conduct, including the Conflicts of Interest Policy, and our Code of Ethics for Senior Financial Officers. If management causes us to enter into a Related Person Transaction prior to approval by the Committee, the transaction will be subject to ratification by the Board of Trustees. If the Board determines not to ratify the transaction, then management will make all reasonable efforts to cancel or annul such transaction. On February 5, 2020, based on facts of which we are aware, as reported on the Trustees questionnaires completed by each Trustee and on reviews of all transactions involving the Company and all Related Persons conducted by both management and our independent registered public accounting firm, and after applying the NYSE Listing Standards and the Trustee Independence Guidelines, the Board of Trustees determined that none of the Eversource Related Persons, including the Trustees, has a direct or indirect material interest in any transaction involving the Company or its subsidiaries.

The Code of Ethics and the Code of Business Conduct

We have adopted a Code of Ethics for Senior Financial Officers (Chief Executive Officer, Chief Financial Officer and Controller) and a Code of Business Conduct which include requirements applicable in whole or in part to all of the Trustees, directors, officers, employees, contractors and agents of Eversource Energy and its subsidiaries. The Code of Ethics is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/code-of-ethics-for-senior-financial-officers, and our

Code of Business Conduct is available on our website at www.eversource.com/Content/docs/default-source/Investors/Code_of_business_conduct. You may obtain a printed copy of the Code of Ethics and the Code of Business Conduct, without charge, by contacting our Secretary at the address set forth on page 67 of this proxy statement. Any amendments to or waivers under the Code of Ethics or the Code of Business Conduct will be posted to our website at www.eversource.com/Content/general/about/investors/corporate-governance.

Communications from Shareholders and Other Interested Parties

Interested parties, including shareholders, who desire to communicate directly with the Board of Trustees, the non-management Trustees as a group, or individual Trustees, including the Lead Trustee, Mr. Cloud or his successor, should send written communications in care of our Secretary at the mailing address set forth on page 67 of this proxy statement. The Secretary will review each communication and forward all communications that properly identify the sender to the intended recipient or recipients, other than those relating to billing and service issues, which are forwarded directly to a specialized team for resolution.

26    2020 Proxy Statement

Securities Ownership of Certain Beneficial Owners

The following table provides information as to persons who are known to us to beneficially own more than five percent of the common shares of Eversource Energy. We do not have any other class of voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	41,297,460	(1)	12.75%	(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	28,850,036	(2)	8.9%	(2)
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	18,246,048	(3)	5.64%	(3)

(1)
Based solely on a Schedule 13G/A filed with the SEC on February 11, 2020, reporting that as of December 31, 2019, The Vanguard Group, Inc. had the sole power to vote or direct the vote of 562,332 common shares, the shared power to vote or direct the vote of 185,164 common shares, the sole power to dispose of or to direct the disposition of 40,661,307 common shares, and the shared power to dispose of or to direct the disposition of 636,153 common shares.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 5, 2020, reporting that as of December 31, 2019, BlackRock, Inc. and certain subsidiaries beneficially owned and had the sole power to vote or direct the vote of 25,197,778 of these common shares and the sole power to dispose of or direct the disposition of all of these common shares.

(3)
Based solely on a Schedule 13G filed with the SEC on February 13, 2020, reporting that as of December 31, 2019, State Street Corporation and certain subsidiaries had the shared power to vote 15,774,872 common shares and the shared power to dispose of 18,208,105 common shares.

2020 Proxy Statement    27

Common Share Ownership of Trustees and Management

The table below shows the number of our common shares beneficially owned as of March 2, 2020, by each of our Trustees and Named Executive Officers, as well as the number of common shares beneficially owned by all of our Trustees and executive officers as a group. We do not have any other class of voting securities. Together, these individuals beneficially own less than one percent of our outstanding common shares. The table also includes information about restricted share units and deferred shares credited to the accounts of our Trustees and executive officers under certain compensation and benefit plans. The address for the shareholders listed below is c/o Eversource Energy, 300 Cadwell Drive, Springfield, Massachusetts 01104.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)

Gregory B. Butler	88,266	(3)
Cotton M. Cleveland	75,030
Sanford Cloud, Jr.	59,567	(4)
James S. DiStasio	31,754
Francis A. Doyle	27,052	(5)
Linda Dorcena Forry	5,698
James J. Judge	277,519	(3)
John Y. Kim	6,359
Kenneth R. Leibler	40,495
Philip J. Lembo	54,602	(3)(6)
David H. Long	3,140
Werner J. Schweiger	244,265	(3)(7)
William C. Van Faasen	50,795
Frederica M. Williams	18,587
All Trustees and Executive Officers as a group (16 persons)	870,574	(8)

(1)
The persons named in the table have sole voting and investment power with respect to all shares beneficially owned by each of them, except as noted below.

(2)
Includes restricted share units, deferred restricted share units and/or deferred shares, including dividend equivalents, as to which none of the individuals has voting or investment power, as follows: Mr. Butler: 15,495 shares; Ms. Cleveland: 63,437 shares; Mr. Cloud: 38,129 shares; Mr. DiStasio: 30,295 shares; Mr. Doyle: 20,264 shares; Ms. Forry: 5,698 shares; Mr. Judge: 178,116 shares; Mr. Kim: 6,359 shares; Mr. Leibler: 20,264 shares; Mr. Lembo: 19,337 shares; Mr. Long: 3,140 shares; Mr. Schweiger: 159,820 shares; Mr. Van Faasen: 50,795 shares; and Ms. Williams: 18,587 shares.

(3)
Includes common shares held as units in the 401k Plan invested in the Eversource Energy Common Shares Fund over which the holder has sole voting and investment power (Mr. Butler: 6,293 shares; Mr. Judge: 27,145 shares; Mr. Lembo: 122 shares; and Mr. Schweiger: 691 shares).

(4)
Includes 8,200 common shares held by Mr. Cloud's spouse. Mr. Cloud disclaims beneficial ownership of the common shares held by his spouse.

(5)
Includes 333 common shares held by Mr. Doyle's spouse. Mr. Doyle disclaims beneficial ownership of the common shares held by his spouse.

(6)
Includes 542 common shares held by Mr. Lembo in a custodial account and 125 shares held in a charitable trust over which Mr. Lembo has sole voting and investment power.

(7)
Includes 4,596 common shares held in a trust of which Mr. Schweiger is the trustee and beneficiary; 437 shares in a trust of which Mr. Schweiger's spouse is the trustee and beneficiary; and 433 shares held by Mr. Schweiger's spouse in a custodial account.

(8)
Includes 553,890 unissued common shares. See note 2.

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Trustee Compensation

The Compensation Committee periodically reviews the compensation of our non-employee Trustees and, when it deems appropriate and upon consultation with the Committee's independent compensation consultant, recommends adjustments to be approved by the Board of Trustees. The Compensation Committee recommends to the Board compensation for the Trustees based on competitive market practices for both the total value of compensation and the allocation of cash and equity. The Committee uses data obtained from similarly sized utility and general industry companies as guidelines for setting Trustee compensation. The level of Trustee compensation recommended by the Committee and approved by the Board enables us to attract Trustees who have a broad range of backgrounds and experiences.

Each non-employee Trustee serving on January 1, 2019 received a grant under the Company's Incentive Plan, effective on the tenth business day of the year, consisting of the number of restricted stock units (RSUs) resulting from dividing $135,000 by the average closing price of our common shares as reported on the NYSE for the 10 trading days immediately preceding such date and rounding the resulting amount to the nearest whole RSU. RSUs generally vest on the next business day following the grant. Beginning with grants made in 2020, each non-employee Trustee was entitled to elect distribution of up to 100 percent of the common shares issuable in respect of such RSUs immediately upon vesting of their RSU grant, subject to satisfaction of the Trustee share ownership guidelines. The distribution of all common shares entitled to be received upon vesting, but not distributed immediately, is deferred until the tenth business day of January of the year following retirement from Board service. Any individual who is elected to serve as a Trustee after January 1 of any calendar year receives an RSU grant prorated from the date of such election and granted on the first business day of the month following such election.

2019 Trustee Compensation

Compensation Element	Amount

Annual Cash Retainer	$115,000
Annual Stock Retainer	$135,000
Board and Committee Attendance Fees	None
Annual Lead Trustee Retainer	$30,000
Annual Committee Chair Retainer	$20,000 Audit Committee
$15,000 Compensation Committee
$15,000 Corporate Governance Committee
$15,000 Finance Committee

Annual cash retainers of $115,000 per Trustee, additional Committee Chair and Lead Trustee cash retainers and annual RSU grants for service on the Board for 2019 based on the amounts above were paid as described in this section. Pay Governance LLC provided the Compensation Committee with a review of competitive market practices and compensation in 2019. As a result, the annual cash retainer for the Chair of the Audit Committee was increased by $5,000 and the annual RSU grants were increased by $25,000, effective January 1, 2020.

The share ownership guidelines set forth in the Company's Corporate Governance Guidelines require each Trustee to attain ownership of a number of common shares equal to a market value of at least five-times the then current annual cash compensation retainer for service on the Board. Trustees shall be required to hold all shares awarded as annual stock compensation retainers until the guidelines have been met. All of the current Trustees exceed the required share ownership threshold except for Mr. Kim and

Ms. Forry, who were each elected as a Trustee in 2018, and Mr. Long, who was elected as a Trustee in 2019.

Prior to the year earned, each Trustee may irrevocably elect to defer receipt of all or a portion of their cash compensation. Deferred funds are credited with deemed earnings on various deemed investments as permitted by the Company's Deferred Compensation Plan. Deferred cash compensation is payable either in a lump sum or in installments in accordance with the Trustee's prior election. There were no above-market earnings in deferred compensation value during 2019, as the terms of the Deferred Compensation Plan provide for market-based investments, including Company common shares.

Our Incentive Plan places a limit on the amount of total annual compensation that can be paid to any Trustee. When applicable, we pay travel-related expenses for spouses of Trustees who attend Board functions, but we do not pay tax gross-up payments in connection with any taxes on such expenses, nor do we pay pension benefits to our non-employee Trustees.

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TRUSTEE COMPENSATION

The table below sets forth all compensation paid to or accrued by each non-employee Trustee in 2019.

Trustee	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Cotton M. Cleveland	115,000	138,464.85	253,464.85
Sanford Cloud, Jr.	160,000	138,464.85	298,464.85
James S. DiStasio	130,000	138,464.85	268,464.85
Francis A. Doyle	135,000	138,464.85	273,464.85
Linda Dorcena Forry	115,000	138,464.85	253,464.85
John Y. Kim	115,000	138,464.85	253,464.85
Kenneth R. Leibler	115,000	138,464.85	253,464.85
David H. Long	86,250	91,068.11	177,318.11
William C. Van Faasen	130,000	138,464.85	268,464.85
Frederica M. Williams	115,000	138,464.85	253,464.85
Dennis R. Wraase(3)	57,500	138,464.85	195,964.85

(1)
Represents the aggregate dollar amount of all fees earned or paid in cash, including annual retainer fees and committee chair fees. Also includes the amount of cash compensation deferred at the election of the Trustee. For the fiscal year ended December 31, 2019, Mr. Doyle and Mr. Kim each deferred 100 percent of his cash compensation.

(2)
Reflects the grant date market value, based on a closing price of $66.41 per share on January 15, 2019, of 2,085 RSUs, determined in accordance with the provisions set forth on the preceding page, which were granted on January 15, 2019, and which vested on January 16, 2019. The current non-employee Trustees held the following aggregate number of RSUs received as stock compensation, including dividend equivalents, at December 31, 2019: Ms. Cleveland: 58,485; Mr. Cloud: 38,129; Mr. DiStasio: 18,356; Mr. Doyle: 18,356; Ms. Forry: 3,790, Mr. Kim: 4,451; Mr. Leibler: 18,356; Mr. Long: 1,232; Mr. Van Faasen: 17,286; and Ms. Williams: 17,286.

(3)
Mr. Wrasse retired effective May 1, 2019.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) provides information about the principles behind our compensation objectives, plans, policies and actions for our Named Executive Officers. The discussion describes the specific components of our compensation programs and approach to executive compensation, how Eversource Energy measures performance, and how our compensation principles were applied to compensation awards and decisions that were made by the Compensation Committee for our Named Executive Officers, as presented in the tables and narratives that follow. While this discussion focuses primarily on 2019 information, it also addresses decisions that were made in prior periods to the extent that these decisions are relevant to the full understanding of our compensation programs and the decisions that were made regarding 2019 performance. The CD&A also contains an assessment of performance measured against the established 2019 goals and additional accomplishments, the compensation awards made by the Compensation Committee, and other information relating to our compensation programs, including:

Summary of 2019 Accomplishments
Pay for Performance Philosophy
Executive Compensation Governance
Named Executive Officers
Overview of our Compensation Program
Market Analysis
Mix of Compensation Elements
Results of 2019 Say on Pay
Elements of 2019 Compensation
Risk Analysis of Executive Compensation

2019 Annual Incentive Program
Performance Goal Assessment Matrix
Long-Term Incentive Program
Clawback and No Hedging and No Pledging Policies
Share Ownership Guidelines
Other Benefits
Contractual Agreements
Tax and Accounting Considerations
Equity Grant Practices
Compensation Committee Report

Summary of 2019 Accomplishments

2019 was an exceptionally successful year, and in many respects, the most successful year in the Company's history. We achieved Total Shareholder Return of 34.4 percent, had our best system reliability performance ever, and established Eversource as a clean energy and ESG industry leader. Our performance was outstanding in each area that is important to our shareholders, customers, employees and communities. The following is a summary of some of our most important accomplishments in 2019:

2019 Financial Accomplishments

•
FINANCIAL PERFORMANCE: 2019 earnings per share equaled $2.81 per share, and non-GAAP earnings per share equaled $3.45, which excludes an impairment charge of $0.64 per share relating to the Northern Pass Transmission Project.(1)
•
DIVIDENDS PAID: The Board of Trustees increased the annual dividend rate by 5.9 percent for 2019 to $2.14 per share, which exceeded the EEI index of companies' median dividend growth rate of 5.1 percent. The dividend growth rate for the period 2017 - 2019 has averaged 6.3 percent, exceeding the utility industry average.

(1)
Non-GAAP EPS presented in this proxy statement excludes the impairment charge for the Northern Pass Transmission Project (NPT) of $0.64 per share. Eversource Energy uses this non-GAAP financial measure to more fully compare and explain 2019 results without including the impact of the NPT impairment charge. Management believes the NPT impairment charge is not indicative of Eversource Energy's ongoing performance. Due to the nature and significance of the impairment charge on net income attributable to common shareholders, management believes that the non-GAAP presentation is a more meaningful representation of Eversource Energy's financial performance and provides additional information to readers in analyzing historical and future performance of the business. Non-GAAP financial measures should not be considered as alternatives to Eversource Energy's consolidated net income attributable to common shareholders.

2020 Proxy Statement    31

COMPENSATION DISCUSSION AND ANALYSIS

Common Dividends

•
SHAREHOLDER RETURN: Our Total Shareholder Return in 2019 was 34.4 percent, compared to the 25.8 percent total shareholder return of the EEI Index and a 31.5 percent total shareholder return for the Standard & Poor's 500. We have outperformed the EEI Index and the Standard & Poor's 500 over the last one-, three-, five- and 10-year periods. An investment of $1,000 in our common shares for the ten-year period beginning January 1, 2010 was worth $4,567 on December 31, 2019. The following chart represents the comparative one-, three- five- and 10-year total shareholder returns for the periods ended December 31, 2019, respectively:

Total Shareholder Return	2019	3-Year	5-Year	10-Year

Eversource	34.4%	68.7%	85.8%	356.7%
EEI Index	25.8%	46.7%	64.4%	214.0%
S&P 500	31.5%	53.2%	73.9%	256.7%

•
STOCK PRICE: Our stock price rose from $65.04 on January 1, 2019 to $85.07 on December 31, 2019, a gain of 30.8 percent, outperforming our peers.

•
CLEAN ENERGY: We have strengthened the prospects of the Company through new clean energy projects. We continued to expand our offshore wind partnership with Ørsted, the global leader of offshore wind development, through the acquisition of the Northeast U.S. assets of Deepwater Wind. Our partnership successfully bid into the New York clean energy request for proposals and was awarded a contract for 880 megawatts of offshore wind with the Sunrise Wind project, and advanced the New London State Pier agreement to support offshore wind construction. The partnership is recognized as the leading developer of offshore wind in North America. We accelerated the original five-year electric vehicle charging program in Massachusetts to three years, and the program met its 2019 targets. Also, we commenced the construction process on two energy storage projects in

Massachusetts, and in addition, our energy efficiency programs continue to be recognized as being best in the nation by the American Council for an Energy Efficient Economy.

•
CREDIT RATING: We hold an A- Corporate Credit Rating at Standard & Poor's. There is no other utility with a higher credit rating in the EEI Index.

2019 Operational Accomplishments

•
RELIABILITY PERFORMANCE:  Electric System Reliability, measured by months between interruptions, was top decile for our industry and our best year ever. Our overall electric system reliability performance in 2019 improved by 26 percent; customer power interruptions were on average 21.6 months apart.

Reliability Performance

Months Between Interruptions

•
RESTORATION PERFORMANCE:  The average system outage duration was 59.2 minutes, a 23 percent improvement over 2018, also top decile and our best year ever.

Restoration Performance

Average Time of Resolution – In Minutes

•
SAFETY: Our safety performance of 0.7, measured by days away, restricted or transferred (DART) per 100 workers, has improved significantly since 2016 and continued to outperform the industry in 2019.

32    2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Safety

Days Away Restricted Time (DART)

•
REGULATORY:  We achieved very constructive regulatory outcomes, including an approximate $28 million temporary rate settlement approval at Public Service Company of New Hampshire, successful recovery approval of our storm costs in the three states that we serve, and a negotiated settlement with the Federal Energy Regulatory Commission to align rate structure and create additional customer rate transparency.

•
CUSTOMER:  We continued to advance our transformation of the customer experience with a new mobile application, improved accuracy of restoration time estimates, and further increases in customer digital engagement.

2019 Sustainability/ESG

•
SUSTAINABILITY: Our performance was ranked top decile within a peer group of comparably sized (market capitalization) U.S. utilities whose ESG performance is assessed by the two leading sustainability rating firms; this exceeded the goal of 75th percentile performance. We also announced our new, industry leading but attainable goal, to be the only U.S. utility to be carbon neutral by 2030.

•
COMMUNITY: We continued to make a significant impact in our communities through our corporate philanthropy programs and extensive employee community volunteer programs. Our employees have more than doubled the hours they have devoted to volunteerism in the communities, from 15,000 hours in 2016 to over 37,000 hours in 2019.

•
DIVERSITY: In 2019, 41 percent of new hires and promotions into leadership roles were women or people of color, exceeding the goal of 40 percent.

•
EMPLOYEES: We advanced Diversity & Inclusion in the Company through continued leadership commitment and Active Diversity Councils and Business Resource Groups. Eversource was recognized for its commitment to advancing women in the workplace, having been selected for the 2019 Bloomberg Gender-Equality Index. Our 2019 Employee Pulse Survey reported significantly higher engagement by our employees; our survey scores continue to improve, increasing by 11 percent over the 2018 survey and 22 percent over the 2016 results.

•
AWARDS: We received numerous local and national awards recognizing us as a leader and catalyst in the areas of Sustainability and ESG, including:

•
In November 2019, Forbes magazine/JUST Capital ranked us as the #1 utility company. The listing recognizes corporate responsibility and commitment to the local communities and celebrates public companies for their positive impact and leadership on priorities such as ethical leadership, environmental impact, customer treatment, fair pay and benefits, equal opportunity and shareholder return.

•
Newsweek magazine's Most Responsible Companies' review ranked us the #1 utility company. The Newsweek listing is based on an analysis of a company's corporate social responsibility, as well as a public survey.

•
We received the 2019 Department of Defense Employer Support Freedom Award, the highest employer award given by the U.S. government, recognizing our support of employees who are serving our country.

•
We received the Boston Business Journal's Corporate Citizenship Award as one of the most charitable companies in Massachusetts.

•
The U.S. EPA/DOE selected us to receive the ENERGY STAR Partner of the Year Sustained Excellence Award for leadership in energy efficiency.

•
We received an EEI Emergency Recovery Award for our restoration work following the damage caused by tornadoes that struck Cape Cod in July 2019.

•
We were selected as a "most honored" company in Institutional Investor magazine's survey of some 1,500 portfolio managers and investment analysts. Eversource placed as the #1 or #2 utility in the Best Investor Relations Program, Best CFO, Best IR Professional, Best ESG Metrics, and Best in Corporate Governance Categories.

Achievement of the 2019 performance goals, additional accomplishments and the Compensation Committee's assessment of Company and executive performance are more fully described in the section below titled "2019 Annual Incentive Program." Specific decisions regarding executive compensation based upon the Committee's assessment of Company and executive performance and market data are also described below.

2020 Proxy Statement    33

COMPENSATION DISCUSSION AND ANALYSIS

Pay for Performance Philosophy

The Compensation Committee links the compensation of our executive officers, including the Named Executive Officers, to performance that will ultimately benefit our customers and shareholders. Our compensation program is intended to attract and retain the best executive talent in the industry, motivate our executives to meet or exceed specific stretch financial and operational goals each year, and compensate our executives in a manner that aligns compensation directly with performance. We strive to provide executives with base salary, performance-based annual incentive compensation, and performance-based long-term incentive compensation opportunities that are competitive with market practices and that reward excellent performance.

Summary Compensation Table Versus Realized Pay Comparison — James J. Judge — CEO

Since the date of his election as CEO, the realized pay of Mr. Judge has been substantially less than his total compensation as reported in the Summary Compensation Table of our proxy statements (his reported pay). This is because a large portion of Mr. Judge's reported pay consists of the annual increase in Mr. Judge's pension benefit, which as we note below and in the section of this CD&A marked "Mr. Judge's Pension Benefit," does not represent actual earnings.

This is because the reported compensation as required by the SEC's regulation differs from an executive's actual earnings, which we refer to as "realized pay." Realized pay, on the other hand, is the amount that Mr. Judge actually received during the three fiscal years noted. As a result, we believe that it is useful to compare his realized pay for each year with his reported pay for the same period as illustrated in the chart below.

For purposes of the preceding table, we define:

1)    SEC Summary Compensation Table Compensation: (i) base salary paid in each year, (ii) actual bonus earned for each year, (iii) the grant date amount of LTI awards, (iv) value of actuarial change in pension value, and (v) all other compensation as shown in the summary compensation table for each year.

2)    Realized Pay: (i) base salary paid in each year; (ii) the actual bonus earned for each year; (iii) for performance shares and RSUs, the actual value earned upon vesting; and (iv) the value of all other compensation realized in each year, including 401k matching contribution, financial planning services, and a company-leased vehicle. Realized Pay for Eversource's CEO does not assign a value to pension benefits or change in benefit value, as pension benefits were not realized in 2017, 2018, or 2019.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Governance

What we DO:
✓	Pay for Performance
✓	Share ownership and holding guidelines
✓	Balanced incentive metrics
✓	Delivery of the majority of incentive compensation opportunity in long-term equity
✓	Broad financial and personal misconduct clawback policy relating to incentive compensation
✓	Double-trigger change in control vesting provisions
✓	Shareholder engagement meetings throughout the year between management and our shareholders that discuss compensation governance
✓	100 percent of long-term incentive compensation paid in equity
✓	Independent compensation consultant
✓	Annual Say-on-Pay vote
✓	Payout limitations on incentive awards
✓	Limited executive and Trustee trading window

What we DON'T do:
✕	No tax gross-ups in any new or materially amended executive compensation agreements
✕	No hedging, pledging or similar transactions by executives and Trustees
✕	No liberal share recycling
✕	No dividends on equity awards before vesting
✕	No discounts or repricing of options or stock appreciate rights
✕	No change in control agreements since 2010
•
The executive share ownership and holding guidelines noted in this CD&A emphasize the importance of aligning management with shareholders. Under the share ownership guidelines, which require our Chief

Executive Officer to hold shares equal to six times base salary, we require our executives to hold 100 percent of the shares awarded under the Company's stock compensation program until the share ownership guidelines have been met.

•
Our Incentive Plan includes a clawback provision that requires our executives and other participants to reimburse the Company for incentive compensation received, not only if earnings are subsequently required to be restated as a result of noncompliance with accounting rules caused by fraud or misconduct, but also for a material violation of our Code of Business Conduct or material breach of a covenant in an employment agreement. The Plan also imposes limits on awards and on Trustee compensation and prohibits repricing of awards and liberal share recycling.

•
The Company prohibits gross-ups in all new or materially amended executive compensation agreements.

•
The Company has a "no hedging and no pledging" policy that prohibits the purchase of financial instruments or otherwise entering into any transactions that are designed to have the effect of hedging or offsetting any decrease in the market value of our common shares. Please refer to page 31 within this CD&A.

•
Our employment agreements and incentive plan require a "double-trigger" change in control to accelerate compensation.

•
The Compensation Committee annually assesses the independence of its compensation consultant, Pay Governance LLC (Pay Governance), which is retained directly by the Committee. Pay Governance performs no other consulting nor provides services for the Company and has no relationship with the Company that could result in a conflict of interest. At its February 5, 2020 meeting, the Committee concluded that Pay Governance is independent and that no conflict of interest exists between Pay Governance and the Company.

Named Executive Officers

The executive officers listed in the Summary Compensation Table and whose compensation is discussed in this CD&A are referred to as the "Named Executive Officers" under SEC regulations. For 2019, the Named Executive Officers were:

•
James J. Judge, Chairman, President and Chief Executive Officer

•
Philip J. Lembo, Executive Vice President and Chief Financial Officer
•
Werner J. Schweiger, Executive Vice President and Chief Operating Officer

•
Leon J. Olivier, Executive Vice President, Enterprise Energy Strategy and Business Development

•
Gregory B. Butler, Executive Vice President and General Counsel

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COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Compensation Program

The Role of the Compensation Committee. The Board of Trustees has delegated to the Compensation Committee overall responsibility for establishing the compensation program for those senior executive officers, whom we refer to in this CD&A as "executives" and whom are deemed to be "officers" under the SEC's regulations that determine the persons whose compensation is subject to disclosure. In this role, the Committee sets compensation policy and compensation levels, reviews and approves performance goals and evaluates executive performance. Although this CD&A refers principally to compensation for the Named Executive Officers, the same compensation principles and practices apply to all executives. The compensation of the Chief Executive Officer is subject to the further review and approval of all of the independent Trustees.

Elements of Compensation. Total direct compensation consists of three elements: base salary, annual cash incentive awards, and long-term equity-based incentive awards. Indirect compensation is provided through certain retirement, perquisite, severance, and health and welfare benefit programs.

Our Compensation Objectives. The objectives of our compensation program are to attract and retain superior executive talent, motivate our executives to achieve annual and long-term performance goals set each year, and provide total compensation opportunities that are competitive with market practices. With respect to incentive compensation, the Committee believes it is important to balance short-term goals, such as producing earnings, with longer-term goals, such as long-term value creation for shareholders and maintaining a strong balance sheet. The Committee also places great emphasis on operating performance and customer service. Our compensation program utilizes performance-based incentive compensation to reward individual and corporate performance and to align the interests of executives with Eversource Energy's customers and shareholders. The Committee continually increases expectations to motivate our executives and employees to achieve continuous improvement in carrying out their responsibilities to our customers to deliver energy and water reliably, safely, mindful of the environment and employees, and at a reasonable cost, while providing an above-average total return to our shareholders.

Setting Compensation Levels. To ensure that the Company achieves its goal of providing market-based total direct compensation levels to attract and retain top quality management, the Committee provides our executives with target compensation opportunities approximately equal to median compensation levels for executive officers of companies in the utility industry comparable to us in size. To achieve that goal, the Committee and its independent compensation consultant work together to determine the market values of executive direct compensation elements (base salaries, annual incentives, and long-term incentives), as well as total compensation, by using competitive market compensation data.

The Committee reviews competitive compensation data obtained from utility and general industry surveys and a specific group of peer utility companies. Incumbent compensation levels may be set below the market median for those executives who are new to their roles, while long-tenured, high performing executives may be compensated above median. The review by Pay Governance performed in late 2019 indicated that the Company's aggregate executive compensation levels were aligned with median market rates.

Role of the Compensation Consultant. The Committee has retained Pay Governance as its independent compensation consultant. Pay Governance reports directly to the Committee and does not provide any other services to the Company. With the consent of the Committee, Pay Governance works cooperatively with the Company's management to develop analyses and proposals for presentation to the Committee. The Committee generally relies on Pay Governance for peer group market data and information as to market practices and trends to assess the competitiveness of the compensation we pay to our executives and to review the Committee's proposed compensation decisions.

Pay Governance Independence. In February 2020, the Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules, and concluded that it is independent and that no conflict of interest exists that would prevent Pay Governance from independently advising the Committee. In making this assessment, the Committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934, as well as the written representations of Pay Governance that Pay Governance does not provide any other services to the Company, the level of fees received from the Company as a percentage of Pay Governance's total revenues, the policies and procedures employed by Pay Governance to prevent conflicts of interest, and whether the individual Pay Governance advisers with whom the Committee consulted own any Eversource Energy common shares or have any business or personal relationships with members of the Committee or our executives.

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COMPENSATION DISCUSSION AND ANALYSIS

Role of Management. Management's roles, and specifically the roles of the Chief Executive Officer and the Executive Vice President of Human Resources and Information Technology, are to provide current compensation information to the compensation consultant and analyses and recommendations on executive compensation to the Committee based on the market value of the position, individual performance, experience and internal pay equity. The Chief Executive Officer also provides recommendations on the compensation for the other Named Executive Officers. None of the executives make recommendations that affect his or her individual compensation.

Market Analysis

The Compensation Committee seeks to provide our executives with target compensation opportunities using a range that is approximately equal to the median compensation levels for executive officers of utility companies comparable to the Company. Set forth below is a description of the sources of the compensation data used by the Committee when reviewing 2019 compensation:

•
Competitive Compensation Survey Data.  The Committee reviews compensation information obtained from surveys of diverse groups of utility and general industry companies that represent our market for executive officer talent. Utility industry data serve as the primary reference point for benchmarking officer compensation and are based on a defined peer set, as discussed below, while general industry data are derived from compensation consultant surveys and serve as a secondary reference point. General industry data are used for staff positions and are size-adjusted to ensure a close correlation between the market data and the Company's scope of operations. The Committee references this information, which it obtains from Pay Governance, to evaluate and determine base salaries and incentive opportunities.

Peer Group Data.    In support of our executive pay decisions, the Committee consulted with Pay Governance, which provided the Committee with a competitive assessment analysis of the Company's executive compensation levels as compared to the 20 peer group companies listed in the table below. This peer group was chosen because these companies are and continue to be similar to Eversource Energy in terms of size, business model and long-term strategies.

Alliant Energy Corporation	FirstEnergy Corp.
Ameren Corporation	NiSource Inc.
American Electric Power Co., Inc.	PG&E Corporation
CenterPoint Energy, Inc.	Pinnacle West Capital Corporation
CMS Energy Corp.	PPL Corporation
Consolidated Edison, Inc.	Public Service Enterprise Group, Inc.
Dominion Energy, Inc.	SCANA (2018)
DTE Energy Company	Sempra Energy
Edison International	WEC Energy Group, Inc.
Entergy Corporation	Xcel Energy Inc.

The Committee reviews the appropriateness of the peer group periodically and adjusts the target percentages of annual and long-term incentives based on the survey data and recommendations from the CEO, after discussion with the compensation consultant, to ensure that they are approximately equal to competitive median levels.

The Committee periodically reviews the general market for supplemental benefits and perquisites using utility and general industry survey data, including data obtained from companies in the peer group.

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COMPENSATION DISCUSSION AND ANALYSIS

Mix of Compensation Elements

We target the mix of compensation for our Chief Executive Officer and the other Named Executive Officers so that the percentages of each compensation element are approximately equal to the competitive median market mix. The mix is heavily weighted toward incentive compensation, and incentive compensation is heavily weighted toward long-term compensation. Since our most senior positions have the greatest responsibility for implementing our long-term business plans and strategies, a greater proportion of total compensation is based on performance with a long-term focus.

The Committee determines the compensation for each executive based on the relative authority, duties and responsibilities of the executive. Our Chief Executive Officer's responsibilities for the strategic direction and daily operations and management of Eversource are greater than the duties and responsibilities of our other executives. As a result, our Chief Executive Officer's compensation is higher than the compensation of our other executives. Assisted by the compensation consultant, the Committee regularly reviews market compensation data for executive officer positions similar to those held by our executives, including our Chief Executive Officer.

The following table sets forth the contribution to 2019 Total Direct Compensation (TDC) of each element of compensation at target, reflected as a percentage of TDC, for the Named Executive Officers. The percentages shown in this table are at target and therefore do not correspond to the amounts appearing in the Summary Compensation Table.

	Percentage of TDC at Target
			Long-Term Incentives
Named Executive Officer (NEO)	Base Salary	Annual Incentive(1)	Performance Shares(1)	RSUs(2)	TDC

James J. Judge	15%	17%	34%	34%	100%
Philip J. Lembo	26%	20%	27%	27%	100%
Werner J. Schweiger	26%	20%	27%	27%	100%
Leon J. Olivier	26%	20%	27%	27%	100%
Gregory B. Butler	29%	19%	26%	26%	100%
NEO average, excluding CEO	27%	20%	27%	27%	100%

(1)
The annual incentive compensation element and performance shares under the long-term incentive compensation element are performance-based. Beginning in 2021, the Compensation Committee determined that the percentage of Performance Shares for Mr. Judge will increase from 34% of TDC to 51%, and from 27% of TDC to 40% for Messrs. Lembo and Schweiger and from 26% of TDC to 39% for Mr. Butler.

(2)
Restricted Share Units (RSUs) vest over three years contingent upon continued employment.

Total Direct Compensation - CEO	Total Direct Compensation - All other NEO's

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COMPENSATION DISCUSSION AND ANALYSIS

Results of Our 2019 Say-on-Pay Vote

We are requesting that shareholders cast the annual advisory vote on executive compensation (a Say-on-Pay proposal). At the Company's Annual Meeting of Shareholders held on May 1, 2019, 88 percent of the votes cast on the Say-on-Pay proposal were voted to approve the 2018 compensation of the Named Executive Officers, as described in our 2019 proxy statement. Say-on-Pay results of the Company, along with utility and general industry peers, are reviewed by the

Committee annually to help assess whether our shareholders continue to deem our executives' compensation to be appropriate. The Committee has and will continue to consider the outcome of the Company's Say-on-Pay votes when making future compensation decisions for the Named Executive Officers. Please see Item 2 in this proxy statement.

Elements of 2019 Compensation

Base Salary

Base salary is designed to attract and retain key executives by providing an element of total compensation at levels competitive with those of other executives employed by companies of similar size and complexity in the utility and general industries. In establishing base salary, the Compensation Committee relies on compensation data obtained from independent third-party surveys of companies and from an industry peer group to ensure that the compensation opportunities we offer are capable of attracting and retaining executives with the experience and talent required to achieve our strategic objectives. Adjustments to base salaries are generally made on an annual basis except in instances of promotions.

When setting or adjusting base salaries, the Committee considers annual executive performance appraisals; market pay movement across industries (determined through market analysis); targeted market pay positioning for each executive; individual experience; strategic importance of a position; recommendations of the Chief Executive Officer; and internal pay equity.

Incentive Compensation

Annual incentive and long-term incentive compensation are provided under the Company's Incentive Plan. The annual incentive program provides cash compensation intended to reward performance under our annual operating plan. The long-term stock-based incentive program is designed to reward demonstrated performance and leadership, motivate future performance, align the interests of the executives with those of our shareholders, and retain the executives during the term of grants. The annual and long-term programs are designed to strike a balance between the Company's short- and long-term objectives so that the programs work in tandem.

In addition to the specific performance goals, the Committee assesses other factors, as well as the executives' roles and individual performance and then makes annual incentive program awards at the levels and amounts disclosed in this proxy statement.

Risk Analysis of Executive Compensation Program

The overall compensation program includes a mix of compensation elements ranging from a fixed base salary that is not at risk to annual and long-term incentive compensation programs intended to motivate executives and eligible employees to achieve individual and corporate performance goals that reflect an appropriate level of risk. The fundamental objective of the compensation program is to foster the continued growth and success of our business. The design and implementation of the overall compensation program provides the Committee with opportunities throughout the year to assess risks within the compensation program that may have a material effect on the Company and our shareholders.

The Compensation Committee assesses the risks associated with the executive compensation program on an ongoing basis by reviewing the various elements of incentive compensation. The annual incentive program is designed to ensure an appropriate balance between individual and corporate goals, which were deemed appropriate and supportive of the Company's annual business plan. Similarly, the long-term incentive program is designed to ensure that the performance metrics are properly weighted and supportive of the Company's strategy. The Committee reviewed the overall compensation program in the context of risks identified in the annual operating plan. The annual and long-term incentive programs were designed to include

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COMPENSATION DISCUSSION AND ANALYSIS

mechanisms to mitigate risk. These mechanisms include realistic goal setting and discretion with respect to actual payments, in addition to:

•
A mix of annual and long-term performance awards to provide an appropriate balance of short- and long-term risk and reward horizon;

•
A variety of performance metrics, including financial, operational, customer service, ESG, diversity and safety goals and other strategic initiatives for annual performance awards to avoid excessive focus on a single measure of performance;

•
Metrics in the Company's long-term incentive compensation program that use earnings per share growth and relative total shareholder return, which are both robust measures of shareholder value and which reduce the risk that employees might be encouraged to pursue other objectives that increase risk or reduce financial performance;

•
The provisions of our annual and long-term incentive programs, which cap awards at 200 percent of target;

•
Our expansive clawback provisions on incentive compensation, including clawback for material violations of our Code of Business Conduct; and

•
Stock ownership requirements for all executives, including our NEOs, and prohibitions on hedging, pledging and other derivative transactions related to our shares.

Based on these factors, the Compensation Committee and the Board of Trustees believe the overall compensation program risks are mitigated to reduce overall compensation risk.

2019 Annual Incentive Program Assessment

In February 2019, the Committee established the terms of the 2019 Annual Incentive Program. As part of the overall program, and after consulting with Pay Governance, the Committee set target award levels for each of the Named Executive Officers that ranged from 65 percent to 120 percent of base salary.

At the February 2019 meeting, the Committee determined that for 2019 it would continue to base 70 percent of the annual incentive performance goals on the Company's overall financial performance and 30 percent of the annual performance goals on the Company's overall operational performance. The Committee also determined the specific goals that would be used to assess performance, with potential ratings on each goal ranging from 0 percent to 200 percent of target. The Committee assigned weightings to each of these specific goals. For the financial component, the following goals were used: earnings per share, weighted at 60 percent, dividend growth, weighted at 10 percent, and advancement of strategic growth initiatives and regulatory outcomes, weighted at 30 percent. For the operational component, the Committee used the following goals: combined service reliability and restoration goals, weighted at 50 percent, and combined safety ratings, gas service response, diversity promotions and hires of leadership employee positions goals, and sustainability and customer and clean energy initiatives, weighted at 50 percent.

In establishing the individual annual performance goals, the Committee sets stretch goals for both the Financial and Operational goals, many of which do not represent threshold or target award goals, but require superior performance in order to be met. As a result, achieving these goals will justify an assessment beyond the target amount that is set for computing results.

2019 Performance Goals

Financial (70%)	Operational (30%)

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COMPENSATION DISCUSSION AND ANALYSIS

At the December 2019 meeting of the Committee, management provided an initial review of the Company's 2019 performance, followed in February 2020 by a full assessment of the performance goals, the additional accomplishments noted below under the caption "Additional Factors" and the overall performance of the Company and the executives. In addition to these meetings, the Committee and the Board were provided updates during 2019 on corporate performance. At the February 5, 2020 meeting, the Committee determined, based on its assessment of the financial and operational performance goals, to set the level of achievement of combined financial and operational performance goals results at 188 percent, reflecting the exceptionally strong performance of the Company and the executive team. In arriving at this determination, the Committee determined that the financial performance goals result was 185 percent and the operational performance goals result was 192 percent. The Chief Executive Officer recommended to the Committee awards for the executives (other than himself) based on his assessment of each executive's individual performance towards achievement of the performance goals and the additional accomplishments of the Company, together with each executive's contributions to the overall performance of the Company. The actual awards determined by the Committee were also based on the same criteria.

Financial Performance Goals Assessment

•
FINANCIAL PERFORMANCE:  Our non-GAAP earnings per share in 2019, which excludes the NPT impairment charge, increased by 6.2 percent when compared to GAAP earnings per share in 2018, and exceeded the established goal of $3.42. The Company was able to achieve earnings through effective management of the 2019 operating plan on a day by day basis and by overcoming several challenges to plan achievement, including higher than plan O&M storm restoration expenses and the impact of the dilution of a very successful equity issuance.

The Committee discussed at length the earnings per share goal, and to what extent the NPT impairment charge, which reduced GAAP earnings by $0.64 per share, should affect the earnings goal assessment. This discussion included consideration of the nature, timing, cause, mitigation and overall effect of the impairment charge on the Company's 2019 financial performance. The Committee determined the earnings per share goal to have attained a 180 percent performance result.

•
DIVIDEND GROWTH:  We increased our dividend to $2.14 per share, a 5.9 percent increase from the prior year, significantly above the utility industry's median dividend growth of 5.1 percent. The Committee determined this goal to have attained a 170 percent performance result.

Common Dividends

•
STRATEGIC GROWTH INITIATIVES:  We advanced our strategic growth initiatives in 2019. We expanded our offshore wind partnership with Ørsted, the global leader of offshore wind development, through the acquisition of the Northeast U.S. assets of Deepwater Wind. Our partnership with Ørsted successfully bid into the New York clean energy request for proposal and was awarded a contract for 880 megawatts of offshore wind power with the Sunrise Wind project, and we advanced the New London State Pier agreement to support offshore wind construction. The 1,714 megawatts that the partnership has under contract makes the Eversource/Ørsted partnership the largest developer of offshore wind in North America. We accelerated the original five-year electric vehicle charging program in Massachusetts to three years, and the program met its 2019 targets, and we commenced the construction process on two energy storage projects in Massachusetts. These projects are expected to substantially improve system reliability with innovative clean energy solutions. We also achieved very constructive regulatory outcomes at the state and federal levels. The Committee determined this goal to have attained a 200 percent performance result.

Operational Performance Goals Assessment

•
RELIABILITY PERFORMANCE:  The Company's total electric system reliability performance significantly exceeded that of its peers and was the Company's best performance ever. Average months between interruptions equaled 21.6 months, significantly exceeding the performance zone established by the Committee. Our results are in the top decile of industry peers. The Committee

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COMPENSATION DISCUSSION AND ANALYSIS

determined this goal to have attained a 200 percent performance result.

Reliability Performance
Months Between Interruptions

•
RESTORATION PERFORMANCE:  System average restoration duration time equaled 59.2 minutes, also significantly exceeding the performance zone established by the Committee and also reflecting our best year ever and top decile performance in the industry. The Committee determined this goal to have attained a 200 percent performance result.

Restoration Performance
Average Time of Restoration - In Minutes

•
SAFETY:  We achieved the safety performance goal of between 0.5 and 0.9 DART per 100 employees; DART equaled 0.7 in 2019, within the goal's established performance zone and better than our peers. The Committee determined this goal to have attained a 150 percent performance result.

Safety
Days Away Restricted Time (DART)

•
GAS EMERGENCY RESPONSE:  On-time response to gas customer emergency calls was 99.7 percent, which exceeded the goal's upper range performance zone of 99.2 percent to 99.6 percent. The Committee determined this goal to have attained a 200 percent performance result.

Gas Emergency Response

•
DIVERSITY:  In 2019, 41 percent of new hires and promotions into leadership roles were women or people of color, exceeding the goal of 40 percent. The Committee determined this goal to have attained a 175 percent performance result.

•
SUSTAINABILITY:  The Company established a new goal in 2019, which was to be in the 75th percentile of a peer group of comparably sized U.S. utilities whose ESG performance is assessed by the two leading sustainability rating firms.            Eversource's average score ranked in the top decile of the peer group. The Committee determined this goal to have attained a 200 percent performance result.

•
CUSTOMER:  The Company continued its programs to transform the Eversource customer experience, launching a new mobile app, improving the accuracy of estimated time of service restoration during outages to 92 percent, and increasing digital customer interaction to 85.4 percent, all of which had a positive impact on customer satisfaction. The Committee determined this goal to have attained a 175 percent performance result.

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COMPENSATION DISCUSSION AND ANALYSIS
•
CLEAN ENERGY:  In addition to the significant progress in offshore wind, the Company's electric vehicle charging program met its 2019 goal, condensing its five-year implementation to three years and advancing two energy storage projects. Eversource also maintained its energy efficiency status as the leading energy efficiency provider in the nation per the American Council for Energy Efficient Economy. The Committee determined this goal to have attained a 200 percent performance result.

2019 Annual Incentive Program Performance Assessments

Financial Performance Goals

Category	2019 Goal	Company Performance	Assessment

Earnings Per Share	$3.42 earnings per share	Exceeded: GAAP earnings per share for 2019 equaled $2.81 per share. Non-GAAP earnings per share, excluding NPT impairment charge, increased by 6.2% over 2018 to $3.45	180%
Dividend Growth	Increase dividend beyond industry average	Exceeded: Increased to $2.14 per share, a $0.12 increase and 5.9% growth, exceeding the industry median of 5.1%	170%
Strategic Growth Initiatives	Advancement of Key Strategic Projects and Regulatory Outcomes	Exceeded: Significantly advanced the Company's financial strategy and status as a clean energy leader through the major expansion of our offshore wind partnership with Ørsted. Temporary rates have been successfully negotiated in New Hampshire. Major storm costs recovered in all three states	200%

Weightings = Earnings Per Share – 60%; Dividend Growth – 10%; Strategic Growth Initiatives – 30%

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COMPENSATION DISCUSSION AND ANALYSIS

Operational Performance Goals

Category	2019 Goal	Company Performance	Assessment

Reliability – Average Months Between Interruptions (MBI)	Achieve MBI of within 15.5 to 18.5 months	Exceeded: MBI = 21.6 months. Best performance ever, and in the top decile of the industry peer group	200%
Average Restoration Duration (SAIDI)	Achieve SAIDI of 64 to 77 minutes	Exceeded: SAIDI = 59.2 minutes. Best performance ever, and in the top decile of the industry group	200%
Safety Rate (Days Away Restricted Time (DART))	0.5 - 0.9 DART	Achieved: 0.7 DART – Within performance range of the goal and exceeding industry peers	150%
Gas Service Response	99.2% - 99.6%	Exceeded: 99.7%; Exceeded performance range and ahead of industry average	200%
Diverse Leadership	40% diverse hires or promotions of leadership level	Exceeded: 41% – Performed above the goal, which was set 3% higher from 2018	175%
Sustainability Ranking	75th percentile vs US peer companies	Exceeded: At an average 94% percentile, Eversource outperformed the peer group and is well into the first quartile.	200%
Transform the Customer Experience	Launch new mobile app; increase accuracy of restoral time and customer digital engagement	Exceeded: Launched mobile app with strong results, estimated times for restoration given to customers were well managed 92% of the time, and customer digital engagement finished above the goal at 85.4%	175%
Clean Energy Execution	Successfully advance and execute clean energy initiatives	Exceeded: Significant progress with energy storage and electric vehicle projects. Energy efficiency programs continue to be recognized nationally for excellence	200%

Weightings = Reliability and Restoration – 50%; Safety, Gas Response, Diversity, Sustainability and Key Initiatives – 50%

Performance Goals Assessment

Financial Performance at 185% (weighted 70%)	130%
Operational Performance at 192% (weighted 30%)	58%
Overall Performance	188%

Additional Factors

2019 was a year when the Company achieved its long-term vision to be broadly recognized as the best energy company in the nation by the year 2020. The Company is now strategically well positioned as a leading catalyst for clean energy in the country. The following important financial, strategic, operational, environmental and customer-focused results were considered by the Committee in assessing overall financial and operational performance, but were not given specific weightings or assigned a specific performance assessment score:

•
We advanced Diversity & Inclusion in the Company through continued leadership commitment, and Active Councils and Business Resource Groups. Eversource

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            was recognized for its commitment to advancing women in the workplace, earning a spot on the 2019 Bloomberg Gender-Equality Index.

•
We were named the #1 utility company by Forbes/JUST Capital for our commitment to ethical leadership, positive impact on the environment, treatment of customers, fair pay and benefits for our employees, equal opportunity, and shareholder return.

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We were named as the #1 energy and utilities company on Newsweek's Most Responsible Companies list; this award is based upon an analysis of companies' corporate social responsibility as well as a public survey.

•
We continued our ranking as the national leader in energy efficiency as measured by the American Council for an Energy Efficient Economy.

•
We received an EEI Emergency Recovery Award for our restoration work following the damage caused by two tornadoes that struck Cape Cod in July 2019.

•
We were designated as a "most honored" company in Institutional Investor magazine's survey of some 1,500 portfolio managers and investment analysts. 10 percent of companies included in the survey earned such a designation. We placed either first or second in five of the seven utility company categories.

•
Our 2019 Employee Pulse Survey reported significantly higher engagement by our employees. Our survey scores continue to improve, increasing by 11 percent over the 2018 survey and 22 percent over the 2016 survey.

•
We achieved two mutually beneficial collective bargaining outcomes ahead of contract expiration dates.

•
Our 2019 charitable giving totaled $18.3 million, including major event lead sponsorships for the Eversource Walk for Children's Hospital, Eversource Walk and 5K Run for Easterseals New Hampshire, Mass General Cancer Center/Eversource Every Day Amazing Race, Eversource Hartford Marathon, Travelers Championship, and the Special Olympics in Connecticut and New Hampshire.

Individual Executives' Performance Factors Considered by the Committee

It is the Committee's philosophy to provide incentives for Company executives to work together as a highly effective, integrated team to achieve or exceed the financial, operational, safety, customer, sustainability, strategic and diversity goals and objectives. The Committee also reviews and assesses individual executive performance. The Committee based the annual incentive payments on team performance and the Committee's assessment of each executive's individual performance in supporting the performance goals, additional achievements, and overall Company performance. With respect to the Chief Executive Officer, the Committee and all other independent Trustees assessed the performance of our Chief Executive Officer. Based on the recommendations of the Chief Executive Officer as to executives other than himself, the Committee assessed the performance of the Named Executive Officers to determine the individual incentive payments as disclosed in the Summary Compensation Table. Based on the Committee's review, which included its assessment of the performance goals, the significant other accomplishments of the Company, and the overall performance of the Company and each of the Named Executive Officers, considered in its totality by the Committee to have been superior, the Committee approved annual incentive program payments for the Named Executive Officers at levels that ranged from 175 percent to 200 percent of target. These payments reflected the individual and team contributions of the Named Executive Officers in achieving the goals and the additional accomplishments and the overall performance of the Company.

In determining Mr. Judge's annual incentive payment of $3,000,000, which was 188 percent of target and which reflects his and the Company's transformational 2019 performance, the Committee and the Board considered the totality of the Company's success in accomplishing the goals set by the Committee, the additional accomplishments of the Company, and the superior leadership of Mr. Judge in continuing to both challenge the Eversource workforce to be broadly recognized as the best energy company in the nation by 2020 and leading the company in meeting that challenge.

2019 Annual Incentive Program Awards

Named Executive Officer	Award

James J. Judge	$3,000,000
Philip J. Lembo	1,000,000
Werner J. Schweiger	1,050,000
Leon J. Olivier	950,000
Gregory B. Butler	740,000

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Program

General

Our long-term incentive program is intended to focus on the Company's longer-term strategic goals and to help retain our executives. A new three-year program commences every year. For the three programs described below, each executive's target long-term incentive opportunity consisted of 50 percent Performance Shares and 50 percent RSUs. For the 2021 - 2023 Program and as set forth below, the target opportunity will consist of 75 percent Performance Shares and 25 percent RSUs. Performance Shares are designed to reward long-term achievements as measured against pre-established performance measures. RSUs are designed to provide executives with an incentive to increase the value of Company common shares in alignment with shareholder interests, while also serving as a retention component for executive talent. We believe these compensation elements create a focus on continued Company and share price growth to further align the interests of our executives with the interests of our shareholders.

Performance Share Grants

General

Performance Shares are designed to reward future financial performance, measured by long-term earnings growth and shareholder returns over a three-year performance period, therefore aligning management compensation with performance. Performance Shares are granted as a target number of Eversource common shares. The number of Performance Shares is determined by dividing the target grant value in dollars by the average daily closing prices of Eversource common shares on the New York Stock Exchange for the ten business days preceding the grant date and rounding to the nearest whole share. Until the end of the performance period, the value of dividends that would have been paid with respect to the Performance Shares had the Performance Shares been actual common shares will be deemed to be invested in additional Performance Shares, which remain at risk and do not vest until actual performance for the period is determined.

Performance Shares under the 2018 – 2020 and 2019 – 2021 Program

For the 2019 - 2021 Program, the Committee determined it would measure performance using: (i) average diluted earnings per share growth (EPSG); and (ii) relative total shareholder return (TSR) measured against the performance of companies that comprise the EEI Index. As in 2017 and 2018, the Committee selected EPSG and TSR as performance measures because the Committee continues to believe that they are generally recognized as the best indicators of overall corporate performance. Further, the Committee considers it a best practice to use a combination of relative and absolute metrics, with absolute EPS growth serving as a key input to shareholder value and relative TSR serving as the output.

The number of Performance Shares awarded at the end of the three-year period ranges from 0 percent to 200 percent of target, depending on EPSG and relative TSR performance as set forth in the performance matrix below. Performance Share grants are based on a percentage of annualized base salary at the time of the grant and measured in dollars. The target number of shares under the 2019 - 2021 Program ranged from 35 percent to 233 percent of base salary. ESPG ranges from 0 percent to 9 percent, while TSR ranges from below the 10th percentile to above the 90th percentile. The target award is 100 percent, which the Committee determined is challenging but achievable. As a result, vesting at 100 percent of target occurs at various combinations of EPSG and TSR performance. In addition, the value of any performance shares that actually vest may increase or decrease over the vesting period based on the Company's share price performance. The number of performance shares granted at target were approved as set forth in the table below. The Committee and the independent members of the Board determined the Performance Share grants for the Chief Executive Officer. Based on input from the Chief Executive Officer, the Committee determined the Performance Share grants for each of the other executive officers, including the other Named Executive Officers.

For the 2018 - 2020 Program, the Committee used the same performance measures of EPSG and TSR and the same criteria used in the 2019 - 2021 Program described above.

The performance matrix set forth below describes how the Performance Share payout will be determined under the 2018 - 2020 and 2019 - 2021 Long-Term Incentive Program and how the Performance Share payout was determined under the 2017 - 2019 Program. Three-year average EPSG is cross-referenced with the actual three-year TSR percentile to determine actual performance share payout as a percentage of target.

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COMPENSATION DISCUSSION AND ANALYSIS

2017 – 2019, 2018 – 2020 and 2019 – 2021 Long-Term Incentive Programs Performance Share
Potential Payout

Three-Year	Three-Year Relative Total Shareholder Return Percentiles

Average EPS Growth	Below 10th	20th	30th	40th	50th	60th	70th	80th	90th	Above 90th

9%	110%	120%	130%	140%	150%	160%	170%	180%	190%	200%
8%	100%	110%	120%	130%	140%	150%	160%	170%	180%	190%
7%	90%	100%	110%	120%	130%	140%	150%	160%	170%	180%
6%	80%	90%	100%	110%	120%	130%	140%	150%	160%	170%
5%	70%	80%	90%	100%	110%	120%	130%	140%	150%	160%
4%	60%	70%	80%	90%	100%	110%	120%	130%	140%	150%
3%	40%	50%	70%	80%	90%	100%	110%	120%	130%	140%
2%	20%	40%	60%	70%	80%	90%	100%	110%	120%	130%
1%	—	10%	40%	60%	70%	80%	90%	100%	110%	120%
0%	—	—	20%	30%	50%	70%	80%	90%	100%	110%
Below 0%	—	—	—	—	10%	20%	30%	40%	50%	60%

Long-Term Incentive Program Performance
Share Grants at Target

Named Executive Officer	2018 – 2020 Performance Share Grant	2019 – 2021 Performance Share Grant

James J. Judge	48,912	46,249
Philip J. Lembo	10,682	10,103
Werner J. Schweiger	10,845	10,103
Leon J. Olivier	11,498	10,542
Gregory B. Butler	8,410	8,328

Results of the 2017 – 2019 Performance Share Program

The 2017 - 2019 Program, which used the same criteria used in the 2019-2021 Program described above, was completed on December 31, 2019. The actual performance level achieved under the Program was a three-year average adjusted EPS growth of 5.3 percent and a three-year total shareholder return at the 87th percentile, which when interpolated in accordance with the criteria established by the Committee in 2017 resulted in vesting performance share units at 150 percent of target. 2019 non-GAAP earnings per share, which exclude the NPT impairment charge, were the basis for performance level assessment. At its February 5, 2020 meeting, the Committee confirmed that the actual results achieved were calculated in accordance with established performance criteria. The number of Performance Shares awarded to the Named Executive Officers were approved as set forth in the table below.

2017 – 2019 Long-Term Incentive Program Performance Share Awards

Named Executive Officer	Performance Share Award

James J. Judge	79,305
Philip J. Lembo	18,931
Werner J. Schweiger	19,232
Leon J. Olivier	20,584
Gregory B. Butler	14,875

Changes to the 2020 – 2022 and 2021 – 2023 Performance Share Programs

As noted in the Shareholder Engagement section of this proxy statement, our discussions with shareholders included comments relative to potential payouts and the mix of RSUs and Performance Shares in our long-term incentive program. As a result, the Compensation Committee determined that for the 2020 - 2022 Program, adjustments to the measurement criteria would be put into place increasing the level of performance required to reach a target (100 percent) grant award and adding additional performance levels for which no award of shares would be made. The Committee also determined that the 2021 - 2023 Performance Share Program will change such that 75 percent of the long-term incentive opportunity will consist of Performance Shares, and 25 percent will consist of RSUs.

Restricted Share Units (RSUs)

General

Each RSU granted under the long-term incentive program entitles the holder to receive one common share at the time of vesting. All RSUs granted under the long-term incentive program vest in equal annual

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COMPENSATION DISCUSSION AND ANALYSIS

installments over three years. RSU holders are eligible to receive reinvested dividend units on outstanding RSUs held by them to the same extent that dividends are declared and paid on our common shares. Reinvested dividend equivalents are accounted for as additional RSUs that accrue and are distributed with the common shares issued upon vesting of the underlying RSUs. Common shares, including any additional common shares in respect of reinvested dividend equivalents, are not issued for any RSUs that do not vest.

The Committee determined RSU grants for each executive officer participating in the long-term incentive program. RSU grants are based on a percentage of annualized base salary at the time of the grant. In 2019, the percentage used for each executive officer was based on the executive officer's position in the Company and ranged from 40 percent to 238 percent of base salary.

The Committee reserves the right to increase or decrease the RSU grant from target for each officer under special circumstances. The Committee and all other independent members of the Board determined the RSU grants for the Chief Executive Officer. Based on input from our Chief Executive Officer, the Committee determined the RSU grants for each of the other executive officers, including the other Named Executive Officers.

All RSUs are granted on the date of the Committee meeting at which they are approved. RSU grants are subsequently converted from a percent of salary into common share equivalents by dividing the value of each grant by the average closing price for our common shares over the ten trading days prior to the date of the grant. RSU grants at 100 percent of target were approved as set forth in the table below.

	RSU Grants
Named Executive Officer	2017	2018	2019

James J. Judge	48,259	48,912	46,249
Philip J. Lembo	11,520	10,682	10,103
Werner J. Schweiger	11,703	10,845	10,103
Leon J. Olivier	12,526	11,498	10,542
Gregory B. Butler	9,052	8,410	8,328

Clawbacks

If our earnings were to be restated as a result of noncompliance with accounting rules caused by fraud or misconduct, or if a plan participant engages in a willful material violation of our Code of Business Conduct or material corporate policy, or the breach of a material covenant in an employment agreement, as determined by the Board of Trustees, the participant will be required by our 2018 Incentive Plan to reimburse us for incentive compensation awards received by them for that year.

No Hedging and No Pledging Policy

We have a long-standing policy prohibiting the purchase of any financial instruments or otherwise entering into transactions designed to have the effect of hedging or offsetting any decrease in the value of our common shares or other equity securities of the Company or its subsidiaries by our Trustees and executives, including exchange-traded options to purchase or sell securities of the Company (so-called "puts" and "calls") or financial instruments that are designed to hedge or offset any decrease in the market value of securities of the

Company (including, but not limited to, prepaid variable forward contracts, equity swaps, collars and exchange funds). This policy also prohibits short sales, the holding of any Company common shares in a margin account, borrowing shares, selling future securities that establish a position that increases in value as the value of the Company's stock decreases, or pledging the Company's common shares. The policy applies to Trustees and executives but not to non-executives and does not apply to broad-based index funds or similar transactions.

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COMPENSATION DISCUSSION AND ANALYSIS

Share Ownership Guidelines and Retention Requirements

The Committee has approved share ownership guidelines to further emphasize the importance of share ownership by our officers. As indicated in the table below, the guidelines call for the Chief Executive Officer to own common shares equal to six times base salary, executive vice presidents to own a number of common shares equal to three times base salary, senior vice presidents to own common shares equal to two times base salary, and all other officers to own a number of common shares equal to one to one and one half times base salary. Officers (and Trustees) may only transact in Eversource Energy common shares during approved trading windows and subject to continuing compliance with our share ownership guidelines.

Executive Officer	Base Salary Multiple

Chief Executive Officer	6
Executive Vice Presidents	3
Operating Company Presidents/Senior Vice Presidents	2
Vice Presidents	1-1.5

We require that our officers attain these ownership levels within five years. All of our officers, including the Named Executive Officers, have satisfied the share ownership guidelines or are expected to satisfy them within the applicable timeframe. Common shares, whether held of record, in street name, or in individual 401(k) accounts, and RSUs satisfy the guideline requirements to hold 100 percent of the net shares. Unvested performance shares do not count toward the ownership guidelines. In addition to the share ownership guidelines noted above, all officers must hold all the shares awarded under the Company's incentive compensation plan until the share ownership guidelines have been met.

Other Benefits

Retirement Benefits

The Company provides a qualified defined benefit pension program for certain officers, which is a final average pay program subject to tax code limits. Because of such limits, we also maintain a supplemental non-qualified pension program. Benefits are based on base salary and certain incentive payments, which is consistent with the goal of providing a retirement benefit that replaces a percentage of pre-retirement income. The supplemental program compensates for benefits barred by tax code limits, and generally provides (together with the qualified pension program) benefits equal to approximately 60 percent of pre-retirement compensation (subject to certain reductions) for Messrs. Judge, Lembo and Schweiger, and approximately 50 percent of such compensation for Mr. Butler. The supplemental program has been discontinued for newly-elected officers.

For certain participants, the benefits payable under the Supplemental Non-Qualified Pension Program differ from those described above. Mr. Olivier's employment agreement provides retirement benefits similar to those of a previous employer instead of the supplemental program benefits described above. Under this agreement, he will receive a pension based on a prescribed formula if he meets certain eligibility requirements. The program benefit payable to Mr. Schweiger is fully vested and is further reduced by benefits he is entitled to receive under previous employers' retirement plans.

Also see the narrative accompanying the "Pension Benefits" table and accompanying notes for more detail on the above program.

Mr. Judge's Pension Benefit

As an employee for more than 40 years, Mr. Judge's employee benefits include a pension benefit. Mr. Judge was elected to the position of President and Chief Executive Officer in 2016, such that 2017 was the first year that he served in his new position at the higher CEO compensation level. Since then there have been substantial increases over the past three years in the actuarial, formula-based present values of his pension benefit. These increases are disclosed in the Change in Pension Value and Non-Qualified Deferred Earnings column of the Summary Compensation Table. The methodology that is used to calculate the change in pension value is based upon applicable accounting rules and is influenced up or down by external values, such as assumptions regarding life expectancy and changes in

2020 Proxy Statement    49

COMPENSATION DISCUSSION AND ANALYSIS

the discount rate determined each year. These variables are functions of factors that do not relate to Company and executive performance, are outside the control of the Committee, and may or may not impact the amounts that will actually be paid, as such variables and assumptions may change from time to time. The calculation of Pension Value is very sensitive to interest rate levels. Recent very low interest rates have resulted in a very low discount rate and is a major reason for the large increase in Mr. Judge's Change in Pension Value. The accounting-based increase for Mr. Judge, while representing a substantial portion of his 2017, 2018 and 2019 total compensation disclosed in the SEC Total column of the Summary Compensation Table, resulted in no actual 2017 to 2019 W-2 earnings for him.

401(k) Benefits

The Company offers a qualified 401(k) program for all employees, including executives, subject to tax code limits. After applying these limits, the program provides a match of 50 percent of the first eight percent of eligible base salary, up to a maximum of $11,200 per year for Messrs. Judge, Lembo and Schweiger. For Messrs. Olivier and Butler, we provide a match of

100 percent of the first three percent of eligible base salary, up to a maximum of $8,400 per year.

Deferred Compensation

The Company offers a non-qualified deferred compensation program for our executives. In 2019, the program allowed deferral of up to 100 percent of base salary, annual incentives and long-term incentive awards. The program allows participants to select investment measures for deferrals based on an array of deemed investment options (including certain mutual funds and publicly traded securities).

See the Non-Qualified Deferred Compensation Table and accompanying notes for additional details on the above program.

Perquisites

The Company provides executives with limited financial planning benefits, vehicle leasing and access to tickets to sporting events. The current level of perquisites does not factor into decisions on total compensation.

Contractual Agreements

We maintain contractual agreements with all of our Named Executive Officers that provide for potential compensation in the event of certain terminations, including termination following a Change in Control. We believe these agreements are necessary to attract and retain high quality executives and to ensure executive focus on Company business during the period leading up to a potential Change in Control. The agreements are "double-trigger" agreements that provide executives with compensation in the event of a Change in Control followed by termination of employment due to one or more of the events set forth in the agreements, while still providing an incentive to remain employed with the Company for the transition period that follows.

Under the agreements, certain compensation is generally payable if, during the applicable change in control period, the executive is involuntarily terminated (other than for cause) or terminates employment for "good reason." These agreements are described more fully in the Tables following this CD&A under "Payments Upon Termination." The Company has not entered into a Change in Control agreement with any executive since 2010.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code precludes a public corporation from taking an income tax deduction in any one year for compensation in excess of $1 million payable to its named executive officers who are employed on the last day of the fiscal year, unless certain specific performance goals are satisfied. Until January 1, 2018, there was an exception to the $1 million limitation for performance-based compensation meeting certain requirements. This exception was repealed, effective for taxable years beginning after December 31,

2017 and the limitation on deductibility generally was expanded to include all Named Executive Officers. As a result, compensation paid to the Named Executive Officers in excess of $1 million per officer will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of and not modified after November 2, 2017.

The Committee believes that the availability of a tax deduction for forms of compensation should be one of many factors taken into consideration of providing

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COMPENSATION DISCUSSION AND ANALYSIS

market-based compensation to attract and retain highly qualified executives. The Committee believes it is in the Company's best interests to retain discretion to make compensation awards, whether or not deductible.

The Company has adopted the provisions of Financial Accounting Standards Board (FASB) Accounting

Standards Codification (ASC) Topic 718, Compensation – Stock Compensation. In general, the Company and the Committee do not consider accounting considerations in structuring compensation arrangements.

Equity Grant Practices

Equity awards noted in the compensation tables are made annually at the February meeting of the Compensation Committee (subject to further approval by all of the independent members of the Board of Trustees of the Chief Executive Officer's award) when the Committee also determines base salary, annual incentive opportunities, long-term incentive compensation targets, and annual and long-term performance plan awards. The date of this meeting is chosen at least a year in advance, and therefore awards are not coordinated with the release of material non-public information.

Compensation Committee Report

The Compensation Committee of the Board of Trustees has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the 2020 proxy statement and our 2019 Annual Report on Form 10-K.

The Compensation Committee

William C. Van Faasen, Chair
Sanford Cloud, Jr.
James S. DiStasio
John Y. Kim
David H. Long

February 19, 2020

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by our principal executive officer (Mr. Judge), principal financial officer (Mr. Lembo) and the three other most highly compensated executive officers in 2019, determined in accordance with the applicable SEC disclosure rules (collectively, the Named Executive Officers). As explained in the tables and footnotes below, the amounts reflect the economic benefit to each

Named Executive Officer of the compensation item paid or accrued on behalf of the Named Executive Officers for the fiscal year ended December 31, 2019 in accordance with such rules. All salaries, annual incentive amounts and long-term incentive amounts shown for each Named Executive Officer were paid for all services rendered to the Company and its subsidiaries, in all capacities.

Name and Principal Position	Year	Salary(2)	Stock Awards(3)	Non-Equity Incentive Plan(4)	Change in Pension Value and Non-Qualified Deferred Earnings(5)	All Other Compensation(6)	SEC Total	Adjusted SEC Total(7)

James J. Judge	2019	$1,319,232	$6,676,043	$3,000,000	$8,784,256	$26,557	$19,806,088	$11,021,833
Chairman, President and	2018	1,277,078	5,632,217	2,430,000	5,560,877	25,209	14,925,381	9,364,504
Chief Executive Officer	2017	1,230,694	5,504,904	2,285,000	6,869,854	25,009	15,915,461	9,045,607

Philip J. Lembo	2019	680,579	1,458,368	1,000,000	1,318,800	20,390	4,478,137	3,159,337
Executive Vice President and	2018	648,271	1,230,032	765,000	1,535,216	21,685	4,200,204	2,664,988
Chief Financial Officer	2017	613,847	1,314,086	700,000	1,246,325	21,485	3,895,743	2,649,418

Werner J. Schweiger	2019	692,694	1,458,368	1,050,000	2,218,536	21,846	5,441,444	3,222,908
Executive Vice President and	2018	658,271	1,248,802	815,000	538,978	53,896	3,314,947	2,775,969
Chief Operating Officer	2017	634,078	1,334,961	775,000	1,225,581	21,418	3,991,038	2,765,457

Leon J. Olivier(1)	2019	715,963	1,521,738	950,000	889,070	15,203	4,091,973	3,202,903
Former Executive Vice President-	2018	699,617	1,323,995	800,000	0	14,778	2,838,390	2,838,390
Enterprise Energy Strategy and	2017	678,270	1,428,841	775,000	397,791	14,464	3,294,366	2,896,575
Business Development

Gregory B. Butler	2019	643,270	1,202,147	740,000	2,948,208	15,518	5,549,143	2,600,935
Executive Vice President	2018	618,271	968,412	645,000	634,394	15,143	2,881,220	2,246,826
and General Counsel	2017	597,886	1,032,562	625,000	1,670,745	15,361	3,941,554	2,270,809

(1)
Mr. Olivier retired effective February 28, 2020.

(2)
Includes amounts deferred in 2019 under the deferred compensation program for Mr. Olivier of $178,990. For more information, see the Executive Contributions in the last FYE column of the Non-Qualified Deferred Compensation in 2019.

(3)
Reflects the aggregate grant date fair value of restricted share units (RSUs) and performance shares granted in each fiscal year, calculated in accordance with FASB ASC Topic 718.

RSUs were granted to each Named Executive Officer in 2019 as long-term compensation, which vest in equal annual installments over three years, except that Mr. Olivier's RSUs vested upon his retirement on February 28, 2020, and will be distributed six months thereafter. In 2019, each of the Named Executive Officers was also granted performance shares as long-term incentive compensation. These performance shares will vest based on the extent to which the two performance conditions described in the CD&A are achieved as of December 31, 2021. Mr. Olivier's performance shares vested on February 28, 2020 upon his retirement, but will not be distributed until the completion of the performance period. The grant date fair values for the performance shares, assuming achievement of the highest level of both performance conditions, are as follows: Mr. Judge: $5,080,453; Mr. Lembo: $1,109,815; Mr. Schweiger: $1,109,815; Mr. Olivier: $1,158,039; and Mr. Butler: $914,831.

Holders of RSUs and performance shares are eligible to receive dividend equivalent units on outstanding awards to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with those common shares that are issued upon vesting of the underlying RSUs and performance shares. No dividends are paid unless and until the underlying shares vest.

(4)
Includes payments to the Named Executive Officers under the 2019 Annual Incentive Program: Mr. Judge: $3,000,000; Mr. Lembo: $1,000,000; Mr. Schweiger: $1,050,000; Mr. Olivier: $950,000; and Mr. Butler: $740,000.

(5)
Includes the actuarial increase in the present value from December 31, 2018 to December 31, 2019 of the Named Executive Officers' accumulated benefits under all of our defined benefit pension programs and agreements, determined using interest rate and mortality rate assumptions consistent with those appearing in the footnotes to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The Named Executive Officer may not be fully vested in such amounts. More information on this topic is set forth in the Pension Benefits table. There were no above-market earnings in deferred compensation value during 2019, as the terms of the Deferred Compensation Plan provide for market-based investments, including Eversource common shares. Please see pages 57 and 58. Mr. Judge was elected to the position of President and Chief Executive Officer in 2016, such that 2017 was the first year that he served in his more highly compensated position. This has resulted in substantial increases in the actuarial present

52    2020 Proxy Statement

EXECUTIVE COMPENSATION

  value of his pension benefits. These accounting-based increases, while representing for Mr. Judge a substantial portion of his 2017 - 2019 total compensation disclosed in the SEC Total above, resulted in no actual W-2 earnings for him for these years.

(6)
Includes matching contributions allocated by us to the accounts of Named Executive Officers under the 401k Plan as follows: $11,200 for each of Messrs. Judge, Lembo and Schweiger, and $8,400 for each of Messrs. Olivier and Butler. For Mr. Judge, the value shown includes financial planning services valued at $5,000 and $10,357 representing the value in 2019 of a Company-owned vehicle provided to Mr. Judge. For Mr. Schweiger, the value shown includes financial planning services valued at $5,000 and $5,646 representing the value in 2019 of a Company-owned vehicle provided to Mr. Schweiger. None of the other Named Executive Officers received perquisites valued in the aggregate in excess of $10,000.

(7)
The amounts in the Adjusted SEC Total column reflect an adjustment to the total compensation reported in the column marked SEC Total. The Adjusted SEC Total subtracts the actuarial change in pension value disclosed in the column titled "Change in Pension Value and Non-Qualified Deferred Earnings" as further described in footnote 4 above in order to reflect compensation earned during the year by the executive without consideration of pension benefit impacts. The amounts in this column differ substantially from, and are not a substitute for, the amounts noted in the SEC Total.

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EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING 2019

The Grants of Plan-Based Awards Table below provides information on the range of potential payouts under all incentive plan awards during the fiscal year ended December 31, 2019. The table also discloses the underlying equity awards and the grant date for equity-based awards. We have not granted any stock options since 2002.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)

James J. Judge
Annual Incentive(4)	02/06/19	$798,000	$1,596,000	$3,192,000	$—	—	—	—	$—
Long-Term Incentive(5)	02/06/19	—	—	—	—	46,249	92,498	46,249	6,676,043
Philip J. Lembo
Annual Incentive(4)	02/06/19	259,000	518,000	1,036,000	—	—	—	—	—
Long-Term Incentive(5)	02/06/19	—	—	—	—	10,103	20,206	10,103	1,458,368
Werner J. Schweiger
Annual Incentive(4)	02/06/19	272,000	544,000	1,088,000	—	—	—	—	—
Long-Term Incentive(5)	02/06/19	—	—	—	—	10,103	20,206	10,103	1,458,368
Leon J. Olivier
Annual Incentive(4)	02/06/19	270,000	540,000	1,080,000	—	—	—	—	—
Long-Term Incentive(5)	02/06/19	—	—	—	—	10,542	21,084	10,542	1,521,738
Gregory B. Butler
Annual Incentive(4)	02/06/19	211,500	423,000	846,000	—	—	—	—	—
Long-Term Incentive(5)	02/06/19	—	—	—	—	8,328	16,656	8,328	1,202,147

(1)
Reflects the number of performance shares granted to each of the Named Executive Officers on February 6, 2019 under the 2019 - 2021 Long-Term Incentive Program. Performance shares were granted subject to a three-year Performance Period that ends on December 31, 2021. At the end of the Performance Period, common shares will be awarded based on actual performance results as a percentage of target, subject to reduction for applicable payroll withholding taxes. Mr. Olivier's performance shares vested on February 28, 2020 upon his retirement, but will not be distributed until the completion of the performance period. Holders of performance shares are eligible to receive dividend equivalent units on outstanding performance shares awarded to them to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with the number of common shares underlying the performance shares that are actually awarded. The Annual Incentive Program did not include an equity component.

(2)
Reflects the number of RSUs granted to each of the Named Executive Officers on February 6, 2019 under the 2019 - 2021 Long-Term Incentive Program. RSUs vest in equal installments on February 6, 2020, 2021 and 2022, except that Mr. Olivier's RSUs vested on February 28, 2020 upon his retirement and will be distributed six months thereafter. We will distribute common shares with respect to vested RSUs on a one-for-one basis following vesting, after reduction for applicable payroll withholding taxes. Holders of RSUs are eligible to receive dividend equivalent units on outstanding RSUs awarded to them to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with those common shares actually distributed in respect of the underlying RSUs.

(3)
Reflects the grant date fair value, determined in accordance with FASB ASC Topic 718, of RSUs and performance shares granted to the Named Executive Officers on February 6, 2019 under the 2019 - 2021 Long-Term Incentive Program.

(4)
The threshold payment under the Annual Incentive Program is 50 percent of target. The actual payments in 2020 for performance in 2019 are set forth in the Non-Equity Incentive Plan column of the Summary Compensation Table.

(5)
Reflects the range of potential payouts, if any, pursuant to performance share awards under the 2019 - 2021 Long-Term Incentive Program, as described in the CD&A.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY GRANTS AT DECEMBER 31, 2019

The following table sets forth RSU and performance share grants outstanding at the end of our fiscal year ended December 31, 2019 for each of the Named Executive Officers. There are no outstanding options.

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

James J. Judge	99,770	8,487,360	152,329	12,958,613
Philip J. Lembo	22,150	1,884,309	34,344	2,921,677
Werner J. Schweiger	22,332	1,899,750	34,718	2,953,457
Leon J. Olivier	23,547	2,003,138	36,764	3,127,521
Gregory B. Butler	17,817	1,515,696	27,404	2,331,273

(1)
Awards and market values of awards appearing in the table and the accompanying notes have been rounded to whole units.

(2)
A total of 95,186 unvested RSUs vested on February 6, 2020 (Mr. Judge: 50,777; Mr. Lembo: 11,447; Mr. Schweiger: 11,572; Mr. Olivier: 12,255; and Mr. Butler: 9,135). A total of 53,524 unvested RSUs will vest on February 8, 2021 (Mr. Judge: 33,153; Mr. Lembo: 7,242, Mr. Schweiger: 7,299; and Mr. Butler: 5,830). A total of 25,512 unvested RSUs will vest on February 7, 2022 (Mr. Judge: 15,840; Mr. Lembo: 3,460; Mr. Schweiger: 3,460; and Mr. Butler: 2,852). A total of 11,290 unvested RSUs held by Mr. Olivier vested upon his retirement on February 28, 2020.

(3)
The market value of RSUs is determined by multiplying the number of RSUs by $85.07, the closing price per common share on December 31, 2019, the last trading day of the year.

(4)
Reflects the target payout level for performance shares granted under the 2017 - 2019 Program, the 2018 - 2020 Program and the 2019 - 2021 Program.

The performance period for the 2017 - 2019 Program ended on December 31, 2019. Awards under that program are set forth in the CD&A under the "Results of the 2017 - 2019 Performance Share Program."

The performance share award for 2018 - 2020 Program and the 2019 - 2021 Program will be based on actual performance results as a percentage of target, subject to reduction for applicable payroll withholding taxes. As described more fully under "Performance Shares" in the CD&A and footnote (1) to the Grants of Plan-Based Awards table, performance shares will vest following a three-year performance period based on the extent to which the two performance conditions are achieved. Under the 2018 - 2020 Program, a total of 95,943 unearned performance shares (including accrued dividend equivalents) will vest based on the extent to which the two performance conditions described in the CD&A are achieved as of December 31, 2020, assuming achievement of these conditions at a target level of performance, except that Mr. Olivier's performance shares vested on February 28, 2020 upon his retirement but will not be distributed until the end of the performance period: Mr. Judge: 51,941; Mr. Lembo: 11,344; Mr. Schweiger: 11,517; Mr. Olivier: 12,210; and Mr. Butler: 8,931. Under the 2019 - 2021 Program, a total of 87,665 unearned performance shares (including accrued dividend equivalents) will vest based on the extent to which the two performance conditions described in the CD&A are achieved as of December 31, 2021, except that Mr. Olivier's performance shares vested on February 28, 2020 upon his retirement but will not be distributed until the end of the performance period. Assuming achievement of these conditions at a target level of performance, the amount of the awards would be as follows: Mr. Judge: 47,518; Mr. Lembo: 10,380; Mr. Schweiger: 10,380; Mr. Olivier: 10,831; and Mr. Butler: 8,556.

(5)
The market value is determined by multiplying the number of performance shares in the adjacent column by $85.07, the closing price of Eversource Energy common shares on December 31, 2019, the last trading day of the year.

2020 Proxy Statement    55

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED IN 2019

The following table reports amounts realized on equity compensation during the fiscal year ended December 31, 2019. The Stock Awards columns report the vesting of

RSU and performance share grants to the Named Executive Officers in 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting(2)

James J. Judge	50,820	$3,564,592
Philip J. Lembo	10,359	726,490
Werner J. Schweiger	24,432	1,714,758
Leon J. Olivier	26,074	1,830,004
Gregory B. Butler	17,028	1,195,032

(1)
Includes RSUs and performance shares granted to our Named Executive Officers under our long-term incentive programs, including dividend reinvestment, as follows:

Name	2016 Program	2017 Program	2018 Program	2019 Program

James J. Judge	16,816	17,152	16,852	—
Philip J. Lembo	2,584	4,095	3,680	—
Werner J. Schweiger	16,536	4,160	3,736	—
Leon J. Olivier	17,661	4,452	3,961	—
Gregory B. Butler	10,914	3,217	2,897	—

  In all cases, we reduce the distribution of common shares by that number of shares valued in an amount sufficient to satisfy payroll tax withholding obligations.

(2)
Values realized on vesting of RSUs granted under the 2016 - 2018, 2017 - 2019 and 2018 - 2020 Programs were based on $70.10 per share, the closing price of Eversource Energy common shares on February 14, 2019. Values realized on vesting of performance shares granted under the 2016 - 2018 Program were based on $70.27 per share, the closing price of Eversource Energy common shares on February 20, 2019.

PENSION BENEFITS IN 2019

The Pension Benefits Table shows the estimated present value of accumulated retirement benefits payable to each Named Executive Officer upon retirement based on the assumptions described below. The table distinguishes between benefits available under the qualified pension plan program (QP), the pension equity plan program (PEP), the supplemental pension program (SERP), and any additional benefits available under contractual agreements. See the narrative above in the CD&A under the captions "Summary Compensation Table Versus Realized Pay Comparison — James J. Judge-CEO," "Other Benefits — Retirement Benefits" and "Contractual Agreements" for more detail on benefits under these plans and our agreements.

The values shown in the Pension Benefits Table for Messrs. Judge, Lembo and Schweiger were calculated as of December 31, 2019 based on benefit payments in the form of a lump sum. For Mr. Olivier, we assumed a lump sum payment of his special retirement benefits under his agreement, and payment of his qualified pension program benefit as a life annuity with a one-third spousal contingent annuitant option (the typical payment form under that Plan). For Mr. Butler, we assumed a payment of benefits in the form of a contingent annuitant option. Such earned pension program benefit value could otherwise have changed because of the reduction in mortality factors and potentially rising interest rates.

The values shown in this Table for the Named Executive Officers were based on benefit payments on the actual ages or the earliest possible ages for retirement with unreduced benefits for the Named Executive Officers: Mr. Judge: age 60, Mr. Lembo, age: 62, Mr. Olivier: age 65, Mr. Schweiger: age 55 and Mr. Butler: age 62.

In addition, we determined benefits under the qualified pension program using tax code limits in effect on December 31, 2019. For Messrs. Judge, Lembo, and

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Schweiger, the values shown reflect actual 2019 salary and annual incentives earned in 2018 but paid in 2019 (per applicable supplemental program rules). For Mr. Butler, the values shown reflect actual 2019 salary and annual incentives earned in 2019 but paid in 2020 (per applicable supplemental program rules). Mr. Olivier's benefit was calculated as is set forth in footnote (1) below.

We determined the present value of benefits at retirement age using the discount rate within a range of 3.04 percent to 3.31 percent under ACS 715-30 pension accounting for the 2019 fiscal year end measurement as of December 31, 2019. This present value assumes no pre-retirement mortality, turnover or disability.

However, for the postretirement period beginning at retirement age, we used the 2019 IRS lump sum mortality table for Mr. Judge, Mr. Lembo and Mr. Schweiger. We used the RP2014 Employee Table Projected Generationally with Scale MP2019 for Mr. Butler, (the unisex 1983 Group Annuity Mortality Table for Mr. Olivier per his agreement). This new mortality table (as published by the Society of Actuaries in 2014) and projection scale were used by the Eversource Pension Plan for year-end 2019 financial disclosure. Additional assumptions appear in the footnotes to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits	During Last Fiscal Year

James J. Judge	Retirement Plan (QP)	42.33	$2,913,187	$—
	Supplemental Plan (SERP)	20.00	14,755,642	—
	Supplemental Plan (PEP)	42.33	15,719,167	—
Philip J. Lembo	Retirement Plan (QP)	36.17	1,336,500	—
	Supplemental Plan (PEP)	36.17	5,208,302	—
Werner J. Schweiger	Retirement Plan (QP)	17.83	599,033	—
	Supplemental Plan (SERP)	17.83	2,512,305	—
	Contractual Agreement	17.00	8,131,823	—
Leon J. Olivier (1)	Retirement Plan (QP)	20.83	909,499	—
	Supplemental Plan (SERP)	18.33	7,075,844	—
	Contractual Agreement	31.27	1,142,882	105,966
Gregory B. Butler	Retirement Plan (QP)	23.00	1,425,654	—
	Supplemental Plan (SERP)	23.00	5,674,956	—
	Contractual Agreement	23.00	4,558,338	—

(1)
Mr. Olivier retired effective February 28, 2020. As a result, he will be entitled to receive a total of $925,478 under the Retirement Plan plus a lump-sum benefit of $7,076,093 offset by pension program benefits under the Supplemental Plan.

2020 Proxy Statement    57

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION IN 2019

The following table reports amounts contributed in 2019, together with aggregate earnings on contributions and withdrawals or distributions on contributions in 2019, under the Company's deferred compensation program, along with aggregate balances on contributions. See the narrative above in the CD&A under the caption "Other Benefits — Deferred Compensation" for more detail on our non-qualified deferred compensation program.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY	Aggregate Earnings in in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(2)

James J. Judge	$—	$—	$2,066,717	$—	$8,110,416
Philip J. Lembo	—	—	306,112	—	1,615,523
Werner J. Schweiger	—	—	3,615,557		19,806,849
Leon J. Olivier	178,990	—	1,735,008	—	6,547,831
Gregory B. Butler	—	—	6,309	—	27,503

(1)
Includes deferrals in 2019 under our deferred compensation program by Mr. Olivier of $178,990. Named Executive Officers who participate in this program are provided with a variety of investment opportunities, which the individual can modify and reallocate under the program terms. Contributions by the Named Executive Officer are vested at all times. The amounts reported in this column for each Named Executive Officer are reflected as compensation to such Named Executive Officer in the Summary Compensation Table.

(2)
Includes the total market value of deferred compensation program balances at December 31, 2019, plus the value of vested RSUs or other awards for which the distribution of common shares is currently deferred, based on $85.07, the closing price of our common shares on December 31, 2019, the last trading day of the year. The aggregate balances reflect a significant level of earnings on previously earned and deferred compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The discussion and tables below show compensation payable to each Named Executive Officer who is still an employee of the Company, in the event of: (i) voluntary termination; (ii) involuntary not-for-cause termination; (iii) termination in the event of death or disability; and (iv) termination following a change in control. No amounts are payable in the event of a termination for cause. The amounts shown assume that each termination was effective as of December 31, 2019, the last business day of the fiscal year.

Generally, a "change in control" means a change in ownership or control effected through (i) the acquisition of 30 percent or more of the combined voting power of common shares or other voting securities (20 percent for Messrs. Butler and Olivier, excluding certain defined transactions); (ii) the acquisition of more than 50 percent of our common shares, excluding certain defined transactions (for Messrs. Judge, Lembo and Schweiger); (iii) a change in the majority of the Board of Trustees, unless approved by a majority of the incumbent Trustees; (iv) certain reorganizations, mergers or consolidations where substantially all of the persons who were the beneficial owners of the outstanding common shares immediately prior to such business combination do not beneficially own more than 50 percent (75 percent for Mr. Olivier) of the voting power of the resulting business entity (excluding in certain cases defined transactions); and (v) complete liquidation or dissolution of the Company, or a sale or disposition of all or substantially all of the assets of the Company other than, for Mr. Butler, to an entity with respect to which following completion of the transaction more than 50 percent (75 percent for Mr. Olivier) of common shares or other voting securities is then owned by all or substantially all of the persons who were the beneficial owners of common shares and other voting securities immediately prior to such transaction.

In the event of a change in control, the Named Executive Officers are generally entitled to receive compensation and benefits following either involuntary termination of employment without "cause" or voluntary termination of employment for "good reason" within the applicable period (generally two years following a change in control). The Compensation Committee believes that termination for good reason is conceptually the same as termination "without cause" and, in the absence of this provision, potential acquirers would have an incentive to constructively terminate executives to avoid paying severance. Termination for "cause" generally means termination due to a felony or certain other convictions; fraud, embezzlement, or theft in the course of employment; intentional, wrongful damage to Company property; gross misconduct or gross negligence in the course of employment or gross neglect

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EXECUTIVE COMPENSATION

of duties harmful to the Company; or a material breach of obligations under the agreement. "Good reason" for termination generally exists after assignment of duties inconsistent with executive's position, a material reduction in compensation or benefits, a transfer more than 50 miles from the executive's pre-change in control principal business location (or for Messrs. Judge, Lembo and Schweiger, an involuntary transfer outside the Greater Boston Metropolitan Area), or requiring business travel to a substantially greater extent than required prior to the change in control.

The summaries above do not purport to be complete and are qualified in their entirety by the actual terms and provisions of the agreements and plans, copies of which have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2019.

Payments Upon Termination

Regardless of the manner in which the employment of a Named Executive Officer terminates, the executive is entitled to receive certain amounts earned during the executive's term of employment. Such amounts include:

•
Vested RSUs and certain other vested awards;

•
Amounts contributed and any vested matching contributions under the deferred compensation program;

•
Pay for unused vacation; and

•
Amounts accrued and vested under the pension/supplemental and 401k programs (except in the event of a termination for cause under the supplemental program).

As disclosed above, Mr. Olivier retired effective February 28, 2020. Upon his retirement, a total of 11,290 unvested RSUs granted under the 2018 and 2019 programs, valued at $976,133, based on a closing price of $86.46 per common share on Mr. Olivier's retirement date, vested and will be distributed on September 1, 2020 along with such number of additional shares representing any dividends that will have accrued on the underlying shares prior to that date. In addition, a total of 11,498 performance shares granted under the program ending in 2021, having a grant date fair value of $669,873, and 10,542 performance shares granted under the program ending in 2022, having a grant date fair value of $794,129, will be finally determined and distributed (along with such number of additional shares representing any dividends that will have accrued on the finally determined shares) in 2021 and 2022, respectively, under the terms of those programs. As disclosed in the Pension Benefits table, following his retirement, Mr. Olivier is entitled to receive a lump-sum benefit of $925,478 under the Retirement Plan plus a lump-sum benefit of $7,076,093 offset by pension program benefits under the Supplemental Plan. All awards and payments described in this section are disclosed in the preceding tables. No awards or payments are incremental or in addition to those previously described.

The following table describes additional compensation payable to the Named Executive Officers in the event of voluntary termination, involuntary termination not for cause, termination in the event of death or disability and termination following a change in control. No benefits are provided in the event of termination for cause. See the section above captioned "Pension Benefits in 2019" for information about the pension program, supplemental program and other benefits, and the section captioned "Nonqualified Deferred Compensation in 2019." Mr. Olivier is not included in the tables because he retired on February 28, 2020.

2020 Proxy Statement    59

EXECUTIVE COMPENSATION

POST EMPLOYMENT COMPENSATION PAYMENTS UPON TERMINATION

	Type of Payments	Voluntary Termination	Involuntary Termination Not for Cause	Termination Upon Death or Disability	Termination Following a Change in Control

James J. Judge	Annual Incentives(1)	$—	$—	$—	$1,596,000
	Performance Shares(2)	8,792,108	8,792,108	8,792,108	12,958,613
	RSUs(3)	3,974,005	3,974,005	3,974,005	8,487,360
	Special Retirement Benefit(4)	—	—	—	6,997,917
	Health and Welfare Benefits(5)	—	—	—	96,289
	Perquisites(6)	—	—	—	15,000
	Excise Tax and Gross-ups(7)	—	—	—	10,506,837
	Separation Payment for Liquidated Damages(8)	—	—	—	11,280,000

	Total	$12,766,113	$12,766,113	$12,766,113	$51,938,017

Philip J. Lembo	Annual Incentives(1)	$—	$—	$—	$518,000
	Performance Shares(2)	2,011,593	2,011,593	2,011,593	2,921,677
	RSUs(3)	895,955	895,955	895,955	1,884,309
	Special Retirement Benefit(4)	—	—	—	2,345,917
	Health and Welfare Benefits(5)	—	—	—	42,810
	Perquisites(6)	—	—	—	10,000
	Separation Payment for Liquidated Damages(8)	—	—	—	2,910,000

	Total	$2,907,549	$2,907,549	$2,907,549	$10,632,713

Werner J. Schweiger	Annual Incentives(1)	$—	$—	$—	$544,000
	Performance Shares(2)	2,038,514	2,038,514	2,038,514	2,953,457
	RSUs(3)	905,673	905,673	905,673	1,899,750
	Special Retirement Benefit(4)	—	—	—	6,046,821
	Health and Welfare Benefits(5)	—	—	—	80,083
	Perquisites(6)			—	15,000
	Excise Tax and Gross-ups(7)				1,954,855
	Separation Payments for Liquidated Damages(8)				4,620,000

	Total	$2,944,188	$2,944,188	$2,944,188	$18,113,966

Gregory B. Butler	Annual Incentives(1)	$—	$—	$—	$423,000
	Performance Shares(2)	1,592,867	1,592,867	1,592,867	2,331,273
	RSUs(3)	714,953	714,953	714,953	1,515,696
	Special Retirement Benefit(4)	—	5,572,153	—	5,572,153
	Health and Welfare Benefits(5)	—	22,404	—	33,607
	Perquisites(6)	—	10,000	—	15,000
	Excise Tax and Gross-Ups(7)	—	2,818,443	—	2,818,443
	Separation Payment for Liquidated Damages(8)	—	1,073,000	—	1,073,000
	Separation Payment for Non-Compete Agreement(9)	—	1,073,000	—	2,146,000

	Total	$2,307,820	$12,876,820	$2,307,820	$15,928,172

(1)
For Termination Following a Change in Control: Represents target 2019 annual incentive awards as described in the Grants of Plan Based Awards Table.

(2)
For Voluntary Termination and Termination Not For Cause, and Termination Upon Death or Disability: For Messrs. Judge, Lembo, Schweiger and Butler, represents 100 percent of the performance share awards under the 2017 - 2019 Long-Term Incentive Program, 67 percent of the performance share awards under the 2018 - 2020 Long-Term Incentive Program and 33 percent of the performance share awards under the 2019 - 2021 Long-Term Incentive Program. The values were calculated by multiplying the number of RSUs by $85.07, the closing price of our common shares on December 31, 2019, the last trading day of the year. For Termination Following a Change in Control: Represents 100 percent of the performance share awards under each of the three Programs noted in the previous two sentences.

(3)
For Voluntary Termination and Termination Not For Cause, and Termination Upon Death or Disability: Represents values of RSUs granted under our long-term incentive programs that, at year-end 2019, were unvested under applicable vesting schedules. Under these programs, RSUs vest pro rata based on credited service years and age at termination, and time worked during the vesting period.            For all, the values were calculated by multiplying the number of RSUs by $85.07, the closing price of our common shares on December 31, 2019, the last

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EXECUTIVE COMPENSATION

  trading day of the year. For Termination Following a Change in Control: Represents values of all RSUs granted under our long-term incentive programs that, at year-end 2019, were unvested under applicable vesting schedules, all of which vest in full.

(4)
The amount noted in the Involuntary Termination, Not for Cause: Represents for Mr. Butler actuarial present values at year-end 2019 of amounts payable (two years of service) solely under an employment agreement upon termination, which are in addition to amounts due under the pension plan. For Termination Following a Change in Control: represents actuarial present values at year-end 2019 of amounts payable solely under employment agreements upon termination (which are in addition to amounts due under the pension program). For Messrs. Butler, Judge and Schweiger, pension benefits were calculated by adding three years of service (two years for Mr. Lembo). A lump sum of this benefit value is payable to Messrs. Judge, Lembo and Schweiger. Pension amounts shown in the table are present values at year-end 2019 of benefits payable upon termination as described with respect to the Pension Benefits Table above.

(5)
The amount noted in the Involuntary Termination, Not for Cause: Represents for Mr. Butler the value of two years' employer contributions toward active health, long-term disability, and life insurance benefits, plus a payment to offset any taxes thereon. For Termination Following a Change in Control: represents estimated Company cost at year-end 2019 (estimated by our consultants) of providing post-employment health and welfare benefits beyond those available to non-executives upon involuntary termination. The amounts shown in the table for Messrs. Judge and Schweiger represent the value of three years (two years for Mr. Lembo) continued health and welfare plan participation. The amounts shown in the table for Mr. Butler represent the value of three years' employer contributions toward active health, long-term disability, and life insurance benefits, plus a payment to offset any taxes on the value of these benefits, less the value of one year of retiree health coverage at retiree rates.

(6)
The amount noted in the Involuntary Termination, Not for Cause: Represents for Mr. Butler the cost of reimbursing Mr. Butler for two years financial planning and tax preparation fees. For Termination Following a Change in Control: represents Company cost of reimbursing for financial planning and tax preparation fees for three years for Messrs. Judge, Schweiger and Butler (two years for Mr. Lembo).

(7)
For Termination Following a Change in Control: Represents payments made to offset costs associated with certain excise taxes under Section 280G of the Internal Revenue Code. Executives may be subject to certain excise taxes under Section 280G if they receive payments and benefits related to a Termination Following a Change in Control that exceed specified Internal Revenue Service limits. Contractual agreements with the above executives provide for a grossed-up reimbursement of these excise taxes. The amounts in the table are based on the Section 280G excise tax rate of 20 percent, the statutory federal income tax withholding rate of 35 percent, the applicable state income tax rate, and the Medicare tax rate of 1.45 percent.

(8)
For Involuntary Termination, Not for Cause: Represents for Mr. Butler a severance payment (two-times the sum of base salary plus relevant annual incentive award) in addition to any non-compete agreement payment described above. For Termination Following a Change in Control: represents severance payments in addition to any non-compete agreement payments described in the prior note. For Messrs. Judge and Schweiger, this payment equals three-times the sum of base salary plus relevant annual incentive award (two-times the sum for Messrs. Lembo and Butler.) These payments do not replace, offset or otherwise affect the calculation or payment of the annual incentive awards.

(9)
For Involuntary Termination, Not For Cause and Termination Following a Change in Control: Represents payments made under agreements or Company programs to Mr. Butler as consideration for agreement not to compete with the Company following termination of employment, equal to the sum of base salary plus relevant annual incentive award. These payments do not replace, offset or otherwise affect the calculation or payment of the annual incentive awards.

Pay Ratio

Our CEO to median employee pay ratio is calculated pursuant to the requirements of Item 402(u) of Regulation S-K. We identified the median employee by reviewing the 2019 total cash compensation of all full-time employees, excluding our CEO, who were employed by the Company and its subsidiaries on December 31, 2019. In our assessment of median employee compensation, we annualized pay for those employees who commenced work during 2019. Otherwise, we did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees who were not employed by the Company at the end of 2019. We believe the use of total cash compensation for all employees is a consistently applied compensation measure, as the Company does not widely distribute annual equity awards to employees.

After identifying the median employee based on total cash compensation, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2019 Summary Compensation Table.

Mr. Judge had 2019 annual total compensation of $19,806,088, as reflected in the Summary Compensation Table appearing on page 52. Our median employee's annual total compensation for 2019 was $133,899. Our 2019 CEO to median employee pay ratio is 148 to 1.

2020 Proxy Statement    61

Item 2: Advisory Vote on Executive Compensation

We are asking shareholders to vote on an advisory proposal to approve the compensation of our Named Executive Officers, (commonly known as Say-on-Pay), as disclosed in the CD&A, compensation tables and narrative discussion in this proxy statement. The Board of Trustees has taken and will continue to take the results of the advisory vote into consideration when making future decisions regarding the compensation of our Named Executive Officers.

The fundamental objective of our Executive Compensation Program is to motivate executives and key employees to support our strategy of investing in and operating businesses that benefit our shareholders, customers, employees, and communities. We strive to provide executives with base salary, performance-based annual incentive compensation opportunities, and long-term incentive compensation opportunities that are competitive with the market and that align pay with performance. We believe that based upon our strong financial and operating performance in 2019 that such alignment exists. Shareholders are encouraged to read the CD&A, compensation tables and narrative discussion in this proxy statement.

Our 2019 Executive Compensation Program included the following material elements:

•
Base Salary

•
Annual Incentive Program

•
Long-Term Incentive Programs

•
Nonqualified Deferred Compensation

•
Supplemental Executive Retirement Plan

•
Certain Officer perquisites

•
Employment Agreements

The Executive Compensation Program also features share ownership guidelines and a holding period requirement to emphasize the importance of share ownership, along with policies that call for the clawback of compensation under the circumstances described in this proxy statement and that prohibit the pledging or hedging of our common shares.

The compensation of our Named Executive Officers during 2019 was consistent with the following positive overall financial and operational performance results:

•
Our 2019 earnings per share equaled $2.81 per share, and non-GAAP earnings per share equaled $3.45, which excludes an impairment charge of $0.64 per share relating to the Northern Pass Transmission Project.
•
We increased our annual dividend rate by 5.9 percent for 2019 to $2.14 per share, which exceeded the EEI index of companies' median dividend growth rate of 5.1 percent. Our dividend growth rate for the period 2017 - 2019 has averaged 6.3 percent, exceeding the utility industry average.

•
Our Total Shareholder Return in 2019 was 34.4 percent, compared to the 25.8 percent total shareholder return of the EEI Index and a 31.5 percent total shareholder return for the Standard & Poor's 500. We have outperformed the EEI Index and the Standard & Poor's 500 over the last one-, three-, five- and 10-year periods.

•
Our stock price rose from $65.04 on January 1, 2019 to $85.07 on December 31, 2019, a gain of 30.8 percent, outperforming our peers.

•
We have strengthened the prospects of the Company through new clean energy projects. We continued to expand our offshore wind partnership with Ørsted, the global leader of offshore wind development, through the acquisition of the Northeast U.S. assets of Deepwater Wind. Our partnership successfully bid into the New York clean energy request for proposals and was awarded a contract for 880 megawatts of offshore wind with the Sunrise Wind project, and advanced the New London State Pier agreement to support offshore wind construction. The partnership is recognized as the leading developer of offshore wind in North America. We accelerated the original five-year electric vehicle charging program in Massachusetts to three years, and the program met its 2019 targets. Also, we commenced the construction process on two energy storage projects in Massachusetts, and in addition, our energy efficiency programs continue to be recognized as being best in the nation by the American Council for an Energy Efficient Economy.

•
We hold an A- Corporate Credit Rating at Standard & Poor's. There is no other utility in the EEI Index with a higher credit rating.

•
Our overall electric system reliability performance in 2019 was top decile for our industry and our best year ever.

•
We achieved very constructive regulatory outcomes, including an approximate $28 million temporary rate settlement approval at Public Service Company of New Hampshire, successful recovery approval of our storm costs in the three states that we serve, and a negotiated settlement with the Federal Energy Regulatory Commission to align rate structure and create additional customer rate transparency.

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ITEM 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
•
We met the established goals in safety performance and exceeded the goal in response to gas service calls.

•
We continued to advance our transformation of the customer experience with a new mobile application, improved accuracy of restoration time estimates, and further increases in customer digital engagement.

As a result of our superior financial, operational and strategic results in 2019, the Compensation Committee provided base pay increases and incentive grants and awards to the executive officers, including the Named Executive Officers, reflecting our performance.

The affirmative vote of a majority of votes cast at the meeting is required to approve the advisory proposal. This means that the number of shares voted "FOR" the item must exceed the number voted "AGAINST." You may vote either "FOR" or "AGAINST" the item or you may abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the vote as they do not count as votes cast.

The Compensation Committee and the Board of Trustees believe that our Executive Compensation Program is effective in implementing our compensation philosophy and in achieving its goals. We are requesting your non-binding vote on the following resolution:

"RESOLVED, that the compensation paid to the Company's Named Executive Officers in 2019, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related material disclosed in this proxy statement, is hereby APPROVED."

The Board of Trustees recommends that Shareholders vote FOR this Item.

2020 Proxy Statement    63

Item 3: Ratification of the Selection of the Independent Registered Public Accounting Firm

The Audit Committee selected the independent registered public accounting firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm of Eversource Energy and its subsidiaries for fiscal year 2020. In 2019, 98 percent of shares voted were to approve the selection of Deloitte & Touche LLP. Pursuant to the recommendation of the Audit Committee, the Board of Trustees recommends that shareholders ratify the selection of Deloitte & Touche LLP. The Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate governance. The Audit Committee may, in its discretion, change the selection at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders. This is consistent with the responsibilities of the Audit Committee as outlined in its charter.

The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. Deloitte & Touche LLP has served as Eversource Energy's independent registered public accounting firm continuously since 2002. The Committee evaluates the performance of Deloitte & Touche LLP and the lead engagement partner at least annually in order to ensure continuing independence, the Audit Committee periodically considers whether there should be a regular rotation of the firm. At its February 4, 2020 meeting, the Committee discussed the issue of firm rotation and, after discussion, selected Deloitte & Touche LLP to continue to serve as the Company's independent registered public accounting firm, citing as it did in 2019 the firm's extensive experience and expertise regarding the

Company and the utility industry, its performance, the competitive fee structure of the relationship, and the avoidance of the substantial commitment of management and Committee resources that would be involved in onboarding a new firm. It was the Committee's conclusion that these reasons continue to provide the basis for not considering firm rotation at this time. Further, in conjunction with the mandated rotation of the firm's lead engagement partner, the Audit Committee and its Chair were directly involved in the selection of Deloitte & Touche LLP's new lead engagement partner. The members of the Audit Committee and the Board believe the continued retention of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm is in the best interests of Eversource Energy and its subsidiaries.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised by shareholders at the meeting.

The affirmative vote of a majority of votes cast at the meeting is required to ratify the selection of Deloitte & Touche LLP. This means that the number of shares voted "FOR" the item must exceed the number voted "AGAINST." You may vote either "FOR" or "AGAINST" the item or abstain from voting. Abstentions will have no effect on the outcome of the vote because an abstention does not count as a vote cast.

The Board of Trustees recommends that Shareholders vote FOR this Item.

Relationship With Principal Independent Registered Public Accounting Firm

Fees Billed by Principal Independent Registered Public Accounting Firm.

The aggregate fees billed to the Company and its subsidiaries by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte Entities), for the years ended December 31, 2019 and 2018 totaled $5,641,614 and $5,076,922, respectively. In addition, affiliates of Deloitte & Touche LLP as noted below provide other accounting services to the Company. Fees consisted of the following:

1. Audit Fees

The aggregate fees billed to the Company and its subsidiaries by Deloitte & Touche LLP for audit services rendered for the years ended December 31, 2019 and 2018 totaled $4,743,400 and $4,464,500, respectively. The audit fees were incurred for audits of financial

64    2020 Proxy Statement

Item 3: Ratification of the Selection of the Independent Registered Public Accounting Firm

statements of Eversource Energy and its subsidiaries, reviews of financial statements included in the Combined Quarterly Reports on Form 10-Q of Eversource Energy and its subsidiaries, consultations with management, regulatory and compliance filings, and out of pocket expense reimbursements. The fees also included audits of internal controls over financial reporting as of December 31, 2019 and 2018.

2. Audit Related Fees

The aggregate fees billed to the Company and its subsidiaries by the Deloitte Entities for audit related services rendered for the years ended December 31, 2019 and 2018 totaled $851,300 and $547,500, respectively. The audit related fees were incurred for procedures performed in the ordinary course of business in support of certain regulatory filings, comfort letters, consents, and other costs related to registration statements and financings.

3. Tax Fees

The aggregate fees billed to the Company and its subsidiaries by the Deloitte Entities for tax services rendered for the year ended December 31, 2019 and 2018 totaled $45,000 and $7,500. The tax service fees were incurred for procedures performed related to tax compliance (2019) and certain employee benefit plan federal filings (2018).

4. All Other Fees

The aggregate fees billed to the Company and its subsidiaries by the Deloitte Entities for services other than the services described above for the years ended December 31, 2019 and 2018 totaled $1,914 and $57,422, respectively. These fees were for a license for access to an accounting standards research tool (2019 and 2018) and the review of benefit payment calculations (2018).

The Audit Committee pre-approves all auditing services and permitted audit related or other services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate its authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. During 2019, all services described above were pre-approved by the Audit Committee or its Chair.

The Audit Committee has considered whether the provision by the Deloitte Entities of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining the independence of the registered public accountants and has concluded that the Deloitte Entities were and are independent of us in all respects.

Report of the Audit Committee

The Audit Committee of the Board of Trustees is comprised of the five Trustees named below. The Board has determined that each member of the Audit Committee is independent as required by the listing standards of the NYSE and the SEC's audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Trustees in its oversight responsibilities with respect to the integrity of the Company's financial statements, the performance of the Company's internal audit function, the qualifications, independence and performance of the Company's independent registered public accounting firm, the compliance by the Company with legal and regulatory requirements, the accounting and financial reporting processes and financial statement audits, the systems of disclosure controls and procedures, and the internal controls over financial reporting. As part of its overall responsibilities, the Audit Committee also reviews the Company's significant accounting policies, management judgments and accounting estimates, financial risks, earnings releases, determinations of critical audit matters made by the independent registered public accounting firm, and financial statements. At the conclusion of its meetings, the Committee meets in executive sessions with management, representatives of the independent registered public accounting firm, and the Company's Internal Audit Department executive, following which there is a session attended only by the Committee Members. As noted, the Audit Committee is solely responsible for oversight of the relationship of the Company with our independent registered public accounting firm on behalf of the Board of Trustees.

2020 Proxy Statement    65

Item 3: Ratification of the Selection of the Independent Registered Public Accounting Firm

As part of these responsibilities, during 2019, the Audit Committee:

•
Received the written disclosures and the letter from Deloitte & Touche LLP as required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding Deloitte & Touche's communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP the firm's independence from the Company as required by the SEC's independence rules, Rule 2-01 of Regulation S-X;

•
Discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB; and

•
Reviewed and discussed with management the audited consolidated financial statements of Eversource Energy for the years ended December 31, 2019 and 2018.

Management is responsible for the Company's financial statements, the overall reporting process and the system of internal control over financial reporting. Deloitte & Touche LLP, as our independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the conformity, in all material respects, of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting as of the end of the fiscal year.

In performing their oversight responsibility, the Audit Committee, whose members are all financially literate and whose Chair is an audit committee financial expert as defined by SEC rules, rely without independent verification on the information provided to them, and on the representations made by management and Deloitte & Touche LLP.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in Eversource Energy's Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

The Audit Committee has directed the preparation of this report and has approved its content and submission to the shareholders.

Respectfully submitted,

Francis A. Doyle (Chair)
John Y. Kim
Kenneth R. Leibler
William C. Van Faasen
Frederica M. Williams

February 19, 2020

66    2020 Proxy Statement

Other Matters

The Board of Trustees knows of no matters other than those presented in this proxy statement to come before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

Shareholder Proposals

If you would like us to consider including a proposal in our proxy statement for the 2021 Annual Meeting of Shareholders, your proposal must be received by the Secretary's office no later than November 26, 2020, and must satisfy the conditions established by the SEC. Written notice of proposals of shareholders to be considered at the 2021 Annual Meeting without inclusion in next year's proxy statement must be received on or before February 9, 2021. If a notice is received after February 9, 2021, then the notice will be considered untimely and the proxies held by management may provide the discretion to vote on such proposal, even though the proposal is not discussed in the proxy statement. Eversource Energy considers these dates to be reasonable deadlines for submission of proposals before we begin to print and mail our proxy materials for the 2021 Annual Meeting of Shareholders. Proposals should be addressed to:

Richard J. Morrison
Secretary
Eversource Energy
800 Boylston Street, 17th Floor
Boston, Massachusetts 02199-7050

2019 Annual Report and Annual Report on Form 10-K

The Company's Annual Report for the year ended December 31, 2019, including financial statements, was mailed with this proxy statement or made available to shareholders on the Internet. We will mail a copy of the 2019 Annual Report to any shareholder upon request. We will provide shareholders with a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 27, 2020, including the financial statements and schedules thereto, without charge, upon receipt of a written request sent to the Secretary at the address set forth above.

2020 Proxy Statement    67

Questions and Answers About the Annual Meeting and Voting
Q:
WHAT AM I VOTING ON?

A:
The Board of Trustees of Eversource Energy is asking you to vote on three separate items, as summarized in the following table:

Item	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Discussion Beginning on Page

Election of Trustees (Item 1)	FOR All Nominees	Majority of all common shares issued and outstanding	Against	Against	6
Advisory vote on executive compensation (Item 2)	FOR	Majority of votes cast	No effect	No effect	62
Ratify Deloitte & Touche LLP as Independent Registered Public Accounting Firm (Item 3)	FOR	Majority of votes cast	No effect	Not applicable	64

Q:
WHEN AND WHERE WILL THE ANNUAL MEETING BE HELD?

A:
Time and Date:
10:30 a.m., Eastern Time,
Wednesday, May 6, 2020

Location: (Please also see Notice of Annual Meeting)
Sheraton Boston Hotel
39 Dalton Street
Boston, Massachusetts 02199

Q:
WILL ANY OTHER MATTERS BE VOTED ON AT THE ANNUAL MEETING?

A:
We do not expect any other matters to be presented at the Annual Meeting. However, if a matter not described in this proxy statement is properly brought before the Annual Meeting by a shareholder, the individuals designated as proxies will vote on the matter in accordance with their judgment of what is in the best interests of Eversource Energy.

Q:
WHO IS ENTITLED TO VOTE?

A:
You are entitled to vote at the Annual Meeting if you held common shares on the record date, March 11, 2020. As of the record date, 330,332,184 common shares were outstanding and entitled to vote. You are entitled to one vote on each Item to be voted on at the Annual Meeting for each common share that you held on the record date.
Q:
HOW DO I VOTE?

A:
If you hold common shares registered directly in your name, you are considered to be the "Shareholder of Record," and the printed proxy materials or Notice of Internet Availability of Proxy Materials have been sent directly to you by the Company.

  The Notice of Internet Availability of Proxy Materials also includes instructions for requesting printed proxy materials by mail. If you requested and received a paper proxy card, you may vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope included with the proxy card. You can vote in any one of the following ways:

•
You can vote using the Internet.  Follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card. The Internet procedures are designed to authenticate a shareholder's identity to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

•
Internet voting facilities for shareholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 5, 2020. You may access this proxy statement and related materials by going to www.envisionreports.com/ES.

•
You may vote by telephone.  Follow the instructions on the Notice of Internet Availability of Proxy Materials or on the proxy card that you received in the mail. Voting by telephone is available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 5, 2020.

68    2020 Proxy Statement

•
You may vote by mail.  If you received a paper proxy card, you can vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope accompanying the proxy card. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

•
You may vote in person at the Annual Meeting by delivering your completed proxy card in person at the Annual Meeting or by completing a ballot available upon request at the meeting.

  If you hold common shares through a brokerage firm, bank, other financial intermediary or nominee (known as shares held in "street name"), you should receive instructions directly from that person or entity that you must follow in order to vote your common shares. You may vote by mail by requesting a voting instruction form in accordance with the instructions received from your broker or other agent. Complete, sign and date the voting instruction form provided by the broker or other agent and return it in the pre-addressed, postage-prepaid envelope provided to you. You will also be able to vote these shares by Internet or telephone. Regardless of how you choose to vote, your vote is important, and we encourage you to vote promptly.

Q:
AS A PARTICIPANT IN THE EVERSOURCE 401(k) PLAN, HOW DO I VOTE MY SHARES HELD IN MY PLAN ACCOUNT?

A:
If you are a participant in the Eversource 401(k) Plan, you may vote the common shares held in your plan account by voting through the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials that you received in the mail. Internet voting and voting by telephone is available 24 hours a day and will close for plan participants at 11:59 p.m. Eastern Time on May 1, 2020.

  The Notice of Internet Availability of Proxy Materials also includes instructions for requesting printed proxy materials by mail. If you requested and received a paper proxy card, you may vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope included with the proxy card.

  Whether you vote through the Internet, by telephone or by returning a proxy card in the mail, the plan trustee will vote the common shares held in your plan account in accordance with your instructions. If you do not provide the plan trustee with instructions by 11:59 p.m. Eastern Time on May 1, 2020, the common shares in your Eversource 401(k) Plan account will be voted by the plan trustee in the same proportion as the votes cast by participants in the plan.

Q:
WHAT CONSTITUTES A QUORUM AND HOW ARE VOTES COUNTED?

A:
To conduct business at the Annual Meeting, a quorum consisting of a majority of all common shares issued and outstanding and entitled to vote must be present in person or represented by proxy.

  Representatives of Computershare Investor Services (Computershare), the Company's Registrar and Transfer Agent, will count the votes. In determining whether we have a quorum, Computershare counts all properly submitted proxies and ballots as present and entitled to vote. Because the election of each Trustee requires the affirmative vote of at least a majority of the common shares outstanding and entitled to vote at the Annual Meeting, broker non-votes, votes against and abstentions with respect to a particular Trustee nominee will have the same effect as a vote against such Trustee nominee. Broker non-votes, abstentions and votes against are not considered votes cast and will not affect the advisory Say-on-Pay item. Abstentions are not considered votes cast and will not be counted for or against the item to ratify the selection of Deloitte & Touche LLP.

Q:
WHAT ARE BROKER NON-VOTES?

A:
Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders. If a broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote." For our Annual Meeting, this means that absent voting instructions, brokers are not permitted to vote on the election of Trustees or the non-binding advisory "Say-on-Pay" item. If your shares are held by a broker and you wish to vote on those items, you should complete the voting instruction card you receive from the broker or request one from the broker as necessary. You will also be able to vote these shares by Internet or telephone. A broker may vote on the ratification of the selection of our independent registered public accounting firm if the shareholder does not give instructions.

2020 Proxy Statement    69

Q:
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD?

A:
If you receive more than one Notice of Internet Availability of Proxy Materials and proxy card, then you have multiple accounts in which you own common shares. Please follow all instructions to ensure that all of your shares are voted. In addition, for your convenience and to reduce costs, we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. If you have any questions concerning common shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, you may contact our transfer agent, Computershare Investor Services, by mail at P. O. Box 505005, Louisville, Kentucky 40233-5005, by telephone at (800) 999-7269, or on the Internet at www.computershare.com/investors.

Q:
HOW CAN I CHANGE MY VOTE?

A:
Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke a proxy and change your vote at any time before the polls close at the Annual Meeting by:

•
Delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to:

Richard J. Morrison
Secretary
Eversource Energy
800 Boylston Street, 17th Floor
Boston, Massachusetts 02199-7050;
  •
  Re-voting on the Internet or by telephone until 11:59 p.m. Eastern Time on May 5, 2020; or

  •
  Attending the Annual Meeting and voting in person.

  If you are a participant in the Eversource 401(k) Plan, you may revoke your proxy card and change your vote by re-voting on the Internet or by telephone until 11:59 p.m. Eastern Time on May 1, 2020.

Q:
WHO PAYS THE COST OF SOLICITING THE PROXIES REQUESTED?

A:
Eversource Energy will bear the cost of soliciting proxies on behalf of the Board of Trustees. In addition to the use of the mails, proxies may be solicited by telephone or electronic mail by officers or employees of Eversource Energy or its service company affiliate, Eversource Energy Service Company, who will not be specially compensated for such activities, and by employees of Computershare, our transfer agent and registrar. We have also retained D.F. King & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies for a fee of $9,500, plus reimbursement of certain out-of-pocket expenses. We will request persons, firms and other companies holding common shares in their names or in the name of their nominees, which are beneficially owned by others as of March 11, 2020, to send proxy materials to and obtain voting instructions from the beneficial owners, and we will reimburse those holders for any reasonable expenses that they incur.

70    2020 Proxy Statement

MMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 May 5, 2020 at 11:59 P.M., Eastern time. Votes submitted by participants in the Eversource Energy 401k plan must be received by May 1, 2020 at 11.59 P.M., Eastern time. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/ES delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ES Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Trustees: For Against Abstain For Against Abstain For Against Abstain 01 - Cotton M. Cleveland 02 - James S. DiStasio 03 - Francis A. Doyle 04 - Linda Dorcena Forry 05 - James J. Judge 06 - John Y. Kim 07 - Kenneth R. Leibler 08 - David H. Long 09 - William C. Van Faasen 10 - Frederica M. Williams For Against Abstain 2. Consider an advisory proposal approving the compensation of our Named Executive Officers. 3. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020. Please sign exactly as name(s) appear(s) above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 P C F 4 4 8 9 3 9 03818C MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Items — The Board of Trustees recommends a vote FOR all nominees and FOR Items 2 and 3. 2020 Annual Meeting Proxy Card1234 5678 9012 345

You can access your account online. You can access your registered shareholder information on the following secure Internet site: http://www.computershare.com/investor. Step 3: View your account details and perform multiple transactions, such as: Step 1: Register (1st time users only) Click on “Create Login” and follow the instructions. • View account balances • View transaction history • View payment history • View common share quotes • Change your address • View electronic shareholder communications • Buy or sell shares • Check replacements Step 2: Log In (Returning users) Click “Login” and follow the instructions. If you are not an Internet user and wish to contact Computershare, you may use one of the following methods: Call: 1-800-999-7269 Write: Computershare Investor Services, P. O. Box 505005, Louisville, KY 40233-5005 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders The proxy statement and 2019 Annual Report to shareholders are available at www.envisionreports.com/ES q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Annual Meeting of Shareholders May 6, 2020 Proxy/Vote Authorization Form is Solicited by the Board of Trustees of the Company The undersigned appoints James J. Judge and Gregory B. Butler, and each of them, proxies of the undersigned, with power to act without the other and full power of substitution, to act for and to vote all common shares of Eversource Energy that the undersigned would be entitled to cast if present in person at the 2020 Annual Meeting of Shareholders to be held on May 6, 2020, and at any postponement or adjournment thereof, upon the matters indicated on the reverse side of this card. This card also constitutes voting instructions for participants in the Eversource Energy 401k Plan. The undersigned hereby directs the applicable trustee to vote all common shares credited to the undersigned’s account at the Annual Meeting and any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE YOUR COMMON SHARES CONSISTENT WITH THE RECOMMENDATIONS OF OUR BOARD OF TRUSTEES. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Proxy/Vote Authorization Form – EVERSOURCE ENERGY Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ES